                           LOAN AND SECURITY AGREEMENT

                                      Among


           AFP IMAGING CORPORATION, VISIPLEX INSTRUMENTS CORPORATION,
              DENT-X INTERNATIONAL, INC., LOGETRONICS CORPORATION,
                     REGAM MEDICAL SYSTEMS INTERNATIONAL AB

                                       And

                          KELTIC FINANCIAL PARTNERS, LP

                       _________________________________
                       _________________________________


                         Dated: As of September 21, 2001




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                                TABLE OF CONTENTS


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
RECITALS...............................................................................1

AGREEMENT..............................................................................1
         1        DEFINITIONS..........................................................1
                  1.1  "Account Debtor.................................................1
                  1.2  "Advance........................................................1
                  1.3  "Affiliate......................................................1
                  1.4  "Authenticate"..................................................2
                  1.5  "Banking Day....................................................2
                  1.7  "Borrower" or "Borrowers".......................................2
                  1.8  "Borrowing Base Certificate.....................................2
                  1.9  "Capital Expenditure"...........................................2
                  1.10 "Collateral"....................................................2
                  1.11 "Contract Year".................................................2
                  1.12 "Corporate Guarantor"...........................................2
                  1.13  "Deposit Account"..............................................2
                  1.14  "Default"......................................................2
                  1.15  "EBITDA".......................................................3
                  1.16  "Eligible Inventory"...........................................3
                  1.17 "Eligible Receivables"..........................................3
                  1.18 "Environment"...................................................5
                  1.19 "Environmental Laws"............................................5
                  1.20 "Equipment".....................................................5
                  1.21 "ERISA".........................................................5
                  1.22 "Events of Default".............................................5
                  1.23  "Fiscal Year"..................................................5
                  1.24  "General Intangibles"..........................................6
                  1.25  "GAAP".........................................................6
                  1.26  "Guarantors....................................................6
                  1.27  "Inventory"....................................................6
                  1.28  "Investment Property"..........................................6
                  1.29  "Indebtedness..................................................6
                  1.32  "Letter-of-Credit Rights.......................................7
                  1.33  "Liabilities...................................................7
                  1.34  "LIBOR"........................................................7
                  1.35  "Lien..........................................................7
                  1.36  "Loan Documents................................................7

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                                       i

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
                  1.37  "Loans.........................................................7
                  1.38  "Material Adverse Effect"......................................7
                  1.39  "Maximum Facility..............................................7
                  1.40  "Notice of Borrowing"..........................................8
                  1.41  "Obligations"..................................................8
                  1.42  "Operating Income".............................................8
                  1.43  "Person........................................................8
                  1.44  "Plan..........................................................8
                  1.45  "Prime Rate"...................................................8
                  1.46  Intentionally Omitted..........................................8
                  1.47  "Receivables...................................................8
                  1.48  "Reconciliation Report.........................................9
                  1.49  "Record".......................................................9
                  1.50  "Reportable Event..............................................9
                  1.51  "Revolving Loan................................................9
                  1.52  "Revolving Advances............................................9
                  1.53  "Revolving Note................................................9
                  1.54  "Solvent.......................................................9
                  1.55  "Tangible Net Worth"...........................................9
                  1.56  "Termination Date"............................................10
                  1.57  "This Agreement"..............................................10
                  1.58  "Validity Guarantor"..........................................10
                  1.59  "Voting Stock...............................................  10
                  1.60  "Warrants"....................................................10
         2        THE REVOLVING LOAN..................................................10
                  2.1  Revolving Advances.............................................10
                  2.2  Letter of Credit...............................................10
                  2.3  Overline.......................................................11
                  2.4  Reserves.......................................................11
                  2.5  Manner of Borrowing............................................11
                  2.6  Evidence of Borrowers' Obligations.............................12
                  2.7  Payments.......................................................12
                  2.8  Collections/Balance/Statements/etc.............................12
                  2.9  Payment on Termination Date....................................13
         3        LENDER'S COMPENSATION...............................................13
                  3.1  Interest on Revolving Advances.................................13
                  3.2  Intentionally Omitted..........................................14
                  3.3  Commitment and Closing Fee.....................................14
                  3.4  Facility Fee...................................................14
                  3.5  Letter-of-Credit Fees..........................................14
                  3.6  Field Examination Fees.........................................14
                  3.7  Prepayment Premium.............................................14
                  3.8  Computation of Interest and Fees...............................14
                  3.9  Payment of Interest and Fees...................................15
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                                       ii

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

         4.       APPLICATION OF PROCEEDS..............................................15
         5.       SECURITY INTEREST IN COLLATERAL......................................15
         6.       RECOURSE TO SECURITY.................................................16
         7.       INDUCING REPRESENTATIONS.............................................16
                  7.1   Organization and Qualifications................................16
                  7.2   Corporate Name and Address.....................................16
                  7.3   Corporate Structure............................................16
                  7.4   Legally Enforceable Agreement..................................16
                  7.5   Solvent Financial Condition....................................16
                  7.6   Financial Statements...........................................16
                  7.7   Joint Ventures.................................................17
                  7.8   Real Estate....................................................17
                  7.9   Patents, Trademarks, Copyrights and Licenses...................17
                  7.10  Existing Business Relationship.................................17
                  7.11  Investment Company Act: Federal Reserve Board Regulations......17
                  7.12  Tax Returns....................................................18
                  7.13  Litigation.....................................................18
                  7.14  Receivables Locations..........................................18
                  7.15  Inventory Locations18..........................................18
                  7.16  Equipment List and Locations...................................18
                  7.17  Title Liens....................................................18
                  7.18  Existing Indebtedness..........................................19
                  7.19  ERISA Matters..................................................19
                  7.20  O.S.H.A........................................................19
                  7.21  Environmental Matters..........................................19
                  7.22  Labor Disputes.................................................20
                  7.23  Intellectual Property..........................................20
                  7.24  Location of Bank and Securities Accounts.......................20
                  7.25  Compliance With Laws...........................................20
                  7.26  No Other Violations............................................20
                  7.27  Survival of Representations and Warranties.....................20
         8.       FINANCIAL STATEMENTS AND INFORMATION;
                  CERTAIN NOTICES TO LENDER............................................21
                  8.1  Borrowing Base Certificate......................................21
                  8.2  Monthly Reports.................................................21
                  8.3  Annual Financial Statements.....................................21
                  8.4  Quarterly Financial Statements..................................22
                  8.6  Projections.....................................................22
                  8.7  SEC Filings.....................................................22
                  8.8  Customer Lists..................................................22
                  8.9  Insurance.......................................................22
                  8.10  Notice of Event of Default and Adverse Business Developments...22
                  8.11  Other Information..............................................23

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                                      iii


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
         9.       ACCOUNTING............................................................23
         10.      SPECIAL PROVISIONS RELATING TO INVENTORY..............................23
                  10.1   Warranties With Respect to Inventory...........................23
                  10.2   Lender's Rights in Inventory...................................24
                  10.3   Borrowers' Obligation with Respect to Inventory................24
                  10.4   Further Obligations of Borrower with Respect to Inventory......24
                  10.5   Maintenance of Inventory Records...............................25
         11.      WARRANTIES WITH RESPECT TO RECEIVABLES................................25
         12.      SPECIAL PROVISIONS WITH RESPECT TO RECEIVABLES AND
                  RELATED MATTERS.......................................................25
                  12.1   Confirmatory Record of Assignments.............................26
                  12.2   Notice of Certain Events.......................................26
                  12.3   Communication with Account Debtors.............................26
         13.      SPECIAL PROVISIONS RELATING TO EQUIPMENT..............................26
                  13.1   Equipment List.................................................26
                  13.2   Borrowers' Obligations With Respect to Equipment...............27
         14.      AFFIRMATIVE COVENANTS.................................................27
                  14.1   Business and Existence.........................................27
                  14.2   Trade Names....................................................27
                  14.3   Intentionally Omitted..........................................27
                  14.4   Taxes..........................................................27
                  14.5   Compliance with Laws...........................................27
                  14.6   Maintain Properties: Insurance.................................27
                  14.7   Business Records...............................................28
                  14.8   Litigation.....................................................28
                  14.9   Damage or Destruction of Collateral............................28
                  14.10  Intentionally Omitted..........................................28
                  14.11  Access to Books and Records....................................28
                  14.12  Solvent........................................................28
                  14.13  Compliance With Environmental Laws.............................28
                  14.14  Compliance with ERISA and other Employment Laws................28
                  14.15  Proceeds of Collateral.........................................29
                  14.16  Delivery of Documents..........................................29
                  14.17  United States Contracts........................................29
         15       NEGATIVE COVENANTS....................................................29
                  15.1   Indebtedness...................................................29
                  15.2   Mergers; Consolidations, Acquisitions..........................29
                  15.3   Sale or Disposition............................................29
                  15.4   Defaults.......................................................29
                  15.5   Limitations on Liens...........................................30
                  15.6   Dividends and Distributions....................................30
                  15.7   Borrowers' Name and Offices....................................30
                  15.8   Sales Terms....................................................30

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                                       iv

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
                  15.9   Fiscal Year.....................................................31
                  15.10  Change of Control...............................................31
                  15.11  Guaranties; Contingent Liabilities..............................31
                  15.12  Removal of Collateral...........................................31
                  15.13  Transfer of Notes or Accounts...................................31
                  15.14  Settlements.....................................................31
                  15.15  Modification of Governing Documents.............................31
                  15.16  Change of Business..............................................31
                  15.17  Change of Accounting Practices..................................32
                  15.18  Inconsistent Agreement..........................................32
                  15.19  Loan or Advances................................................32
                  15.20  Investments.....................................................32
                  15.21  Tangible Net Worth..............................................32
                  15.22  EBITDA..........................................................32
                  15.23  Capital Expenditures............................................33
                  15.24  Management Compensation.........................................33
         16.      FURTHER RIGHTS OF LENDER...............................................33
                  16.1   Lender's Right to Take Certain Actions..........................33
                  16.2   Lender's Right to Perform Borrowers' Obligations................34
                  16.3   Lender's Right of Set-Off.......................................34
         17.      CONDITIONS PRECEDENT; CLOSING..........................................35
                  17.1   Conditions Precedent............................................35
                  17.2   Conditions to All Extensions of Credit..........................36
         18.      TERM...................................................................36
         19.      EVENTS OF DEFAULT......................................................36
                  19.1   Defaults........................................................36
                  19.2   Obligations Immediately Due.....................................38
                  19.3   Continuation of Security Interests..............................38
         20.      REMEDIES OF LENDER.....................................................38
                  20.1   Rights Under Uniform Commercial Code............................38
                  20.2   Collections; Modification of Terms..............................39
                  20.3   Notification of Account Debtors.................................40
                  20.4   Insurance.......................................................40
                  20.5   Waiver of Rights by Borrowers...................................40
                  20.6   Lender's Rights.................................................40
                  20.7   Compliance With Other Laws......................................40
                  20.8   Warranties......................................................40
                  20.9   Sales on Credit.................................................40
         21.      GENERAL PROVISIONS.....................................................41
                  21.1   Rights Cumulative...............................................41
                  21.2   Successors and Assigns..........................................41
                  21.3   Notice..........................................................41
                  21.4   Strict Performance..............................................42
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                                       v

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

                  21.5  Amendments.......................................................42
                  21.6  Waiver...........................................................42
                  21.7  Conflict of Laws.................................................42
                  21.8  Expenses.........................................................42
                  21.9  Reimbursements Charged to Revolving Loan.........................43
                  21.10  Waiver of Right to Jury Trial...................................43
         22.      INDEMNIFICATION BY BORROWER/WAIVER OF CLAIMS...........................43
                  22.1  Indemnification..................................................43
                  22.2  Savings Clause for Indemnification...............................44
                  22.3  Waiver...........................................................44
         23.      MISCELLANEOUS..........................................................44
                  23.1  Entire Agreement; Amendments; Lender's Consent...................44
                  23.2  Cross Default; Cross Collateral..................................45
                  23.3  Execution in Counterparts........................................45
                  23.4  Severability of Provisions.......................................45
                  23.5  Table of Contents; Headings......................................45
                  23.6  Exhibits and Schedules...........................................45
                  23.7  Consent to Jurisdiction..........................................45
                  23.8  Joint and Several Liability......................................46

Exhibit A       Revolving Note
Exhibit B       Notice of Borrowing
Exhibit C       Borrowing Base Certificate
Exhibit D       Compliance Certificate
Exhibit 17.1(k) Accountants Access Letter

Schedule 7.2    Tradenames
Schedule 7.3    Affiliates and Subsidiaries
Schedule 7.8    Real Estate
Schedule 7.9    Patents & Trademarks
Schedule 7.13   Litigation
Schedule 7.14   Receivables Locations
Schedule 7.15   Inventory Locations
Schedule 7.16   Equipment List and Locations
Schedule 7.17   Liens
Schedule 7.18   Indebtedness
Schedule 7.21   Environmental
Schedule 7.24   List of Bank Accounts
Schedule 10.4   List of Processors and Warehousemen
Schedule 15.2   Merger Parties

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT made this 21st day of September, 2001, among AFP IMAGING CORPORATION, VISIPLEX INSTRUMENTS CORPORATION, DENT-X INTERNATIONAL INC., LOGETRONICS CORPORATION, REGAM MEDICAL SYSTEMS INTERNATIONAL AB (jointly and severally, "Borrower" or "Borrowers"), each a corporation organized and existing pursuant to the laws of the State of New York (except Regam which is a corporation organized and existing under the laws of Sweden), with principal executive offices and a place of business at 250 Clearbrook Road, Elmsford, NY 10523, and KELTIC FINANCIAL PARTNERS, LP ("Lender"), a Delaware limited partnership, with a place of business at 555 Theodore Fremd Avenue, Suite C-209, Rye, New York 10580.

                                    RECITALS:

         A. Borrowers have requested that Lender extend a Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) revolving credit facility to repay existing indebtedness and to provide Borrowers with working capital support.

         B. Lender is willing to extend the credit facilities on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         1.1 "Account Debtor" shall mean any Person who is or may become obligated under or on account of any Receivable.

         1.2 "Advance" shall mean any loan or advance by Lender with respect to the Revolving Loan.

         1.3 "Affiliate" shall mean any Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of Borrower; or (iii) 5% or more of the Voting Stock of which is beneficially owned or held by Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise; provided, that, the term "Affiliate" as used herein shall not include a natural person.

         1.4 "Authenticate" shall mean to sign or to execute or otherwise adopt a symbol, or encrypt or similarly process a record in whole or in part, with the present intent of the authenticating person to identify the person and adopt or accept a Record.

         1.5 "Banking Day" shall mean any day on which commercial banks are not authorized or required to close in New York State.

         1.6 "Blocked Account" shall mean the account established by Borrowers or any one of them pursuant to the blocked account agreement among such Borrower, Lender and a financial institution with which such Borrower maintains a depository account into which payments of Receivables are deposited.

         1.7 "Borrower" or "Borrowers" shall mean, jointly and severally, AFP Imaging Corporation, Visiplex Instruments Corporation, Dent-X International, Inc., Logetronics Corporation, Regam Medical Systems International AB.

         1.8 "Borrowing Base Certificate" shall mean a borrowing base certificate substantially in the form of Exhibit "C" attached hereto.

         1.9 "Capital Expenditure" shall mean, as determined in accordance with GAAP, the dollar amount of gross expenditures (payments made with respect to capital leases) made or incurred for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) during any period.

         1.10 "Collateral" shall mean all of the property and interests in property described in Article 5 hereof, and all other personal property of Borrowers and interests of Borrowers in personal property that now or hereafter secures the payment and performance of any of the Obligations pursuant to any of the Loan Documents or otherwise, including, without limitation, any proceeds and insurance proceeds of the foregoing.

         1.11 "Contract Year" shall mean, during the term of the Loans, each consecutive twelve (12) month period commencing on the date hereof and, in each case, ending on the date which is one day prior to the applicable anniversary date hereof.

         1.12 "Corporate Guarantor" shall mean any affiliate of Borrowers other than a natural Person.

         1.13 "Deposit Account" shall have the meaning given to such term in the Uniform Commercial Code in effect from time to time in the State of New York.

         1.14 "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default, whether or not Lender has declared an Event of Default to have occurred.

         1.15 "EBITDA" shall mean Borrowers' total consolidated income before interest expense, taxes, depreciation and amortization, all calculated in accordance with GAAP.

         1.16 "Eligible Inventory" shall mean, with respect to Borrowers, only Inventory of Borrowers that is merchantable and not obsolete or obsolescent which Lender, in Lender's sole and absolute discretion, shall deem eligible to serve as the Collateral for Advances based on such collateral considerations as Lender may deem appropriate from time to time. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in the exercise of Lender's credit judgement, such Inventory (i) is readily marketable and saleable in its current form (whether finished goods, raw materials or component parts), in the normal course of Borrowers' business at prices at least equal to the cost thereof and does not constitute work in process, (ii) is in good or new condition and is not unmerchantable, (iii) is not goods returned to Borrowers by, or repossessed from, an Account Debtor or goods taken in trade, unless such goods are readily saleable by Borrowers in the ordinary course of its business, (iv) meets all standards imposed by any governmental agency or authority, (v) conforms in all respects to the warranties and representations set forth in Article 10 hereto, (vi) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien, (vii) is situated at a location in compliance with Section 7.15 hereof and is not in-transit, or, if in transit, is insured by Borrowers and Borrowers have title to such Inventory, (viii) is stored on premises owned by Borrowers or stored with, or located on premises owned by, a landlord, warehouseman or other Person from whom Borrowers have procured for Lender's benefit a landlord's or warehouseman's waiver of such Person, contained in an Authenticated Record and otherwise in form and content satisfactory to Lender, (ix) is not subject to a negotiable warehouse receipt or other negotiable instrument unless such negotiable warehouse receipt or negotiable instrument has been duly negotiated and delivered to Lender pursuant to this Agreement, (x) is owned outright by Borrowers and not held by it on consignment or other sale or return terms, (xi) is not subject to any license agreement or other agreement that would condition or restrict Borrowers' or Lender's right to sell or otherwise dispose of such Inventory,(xii) is subject to an acceptable agreement providing that the manufacturer of such Inventory has no right of off-set against Borrowers if Lender deems such a no off-set agreement necessary, and/or (xiii) is owned by Regam Medical Systems International AB. The value of Eligible Inventory shall be computed at the lower of cost or market in accordance with GAAP.

         1.17 "Eligible Receivables" shall mean and include, only Receivables of Borrowers, the records and accounts of which are located in compliance with
Section 7.14 hereof, that are acceptable to Lender in Lender's sole and absolute discretion, arise out of sales in the ordinary course of business made by Borrowers to a Person which is not an Affiliate of Borrowers nor an employee of Borrowers nor controlled by an Affiliate of Borrowers, which are not in dispute and which do not then violate any warranty with respect to Eligible Receivables set forth in Article 11 of this Agreement. No Receivable shall be an Eligible Receivable if it is more than ninety (90) days past original invoice date. Lender may treat any Receivable as ineligible if:

               (a) any warranty contained in this Agreement with respect to such Receivable has been breached; or

               (b) the Account Debtor or any Affiliate of the Account Debtor has disputed liability with respect to any Receivable, or made any claim with respect to any other Receivable due from such customer or Account Debtor to Borrowers, which dispute Lender, in its sole and absolute discretion, deems material; or

               (c) the Account Debtor or any Affiliate of the Account Debtor has filed a case for bankruptcy or reorganization under the Bankruptcy Code, or if any such case under the Bankruptcy Code has been filed against the Account Debtor or any Affiliate of the Account Debtor, or if the Account Debtor or any Affiliate of the Account Debtor has assigned for the benefit of creditors, or if the Account Debtor or any Affiliate of the Account Debtor has failed, suspended business operations, become insolvent, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

               (d) if the Account Debtor is also a supplier to or creditor of Borrowers or if the Account Debtor has or asserts any right of any offset with respect to any Receivable or asserts any claim or counterclaim against Borrowers with respect to any Receivable or otherwise; or

               (e) the sale is to an Account Debtor outside the United States or Canada, unless the sale is on letter of credit, acceptance or other terms acceptable to Lender; provided, that, Receivables owing from any of Agfa Gevaert AG, Siemens AG or Philips Medical Systems Ned BV shall be deemed eligible to serve as Collateral for Advances totaling up to $175,000.00 in the aggregate; or

               (f) twenty-five percent (25%) or more of the accounts of any Account Debtor and its Affiliates is ineligible, then all the accounts of such Account Debtor and its Affiliates may be deemed ineligible by Lender hereunder; or

               (g) the total unpaid Receivables of the Account Debtor exceed fifteen percent (15%) of the net amount of all Receivables, to the extent of such excess; or

               (h) it relates to a sale of goods or services to the United States of America or any agency or department thereof, unless Borrowers assigns its right to payment of such Receivable to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claim Act of 1940, as amended; or

               (i) it relates to intercompany sales, employee sales or any Receivable due from an Affiliate of Borrowers; or

               (j) it consists of a sale to an Account Debtor on consignment, bill and hold (unless Lender has consented, in a Record, to a bill and hold sale), guaranteed sale, sale or return, sale on approval, payment plan, scheduled installment plan, extended payment terms or any other repurchase or return basis; or

               (k) the Account Debtor is located in a state in which Borrowers is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualifications to transact business in such state or of the filing of any reports with such state, unless Borrowers have qualified as a foreign corporation authorized to do business in such state or has filed all required reports; or

               (l) the Receivable is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

               (m) the Receivable arises from a retail sale of goods to a Person who is purchasing such goods primarily for personal, family or household purposes; or

               (n) if Lender believes, in its sole and absolute good faith judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Account Debtor's financial inability to pay; or

               (o) any Receivables of Regam Medical Systems International AB.

         1.18 "Environment" shall mean any water or water vapor, any land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

         1.19 "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of "hazardous substances" and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

         1.20 "Equipment" shall mean all of Borrowers' machinery, equipment, office machinery, furniture, fixtures, conveyors, tools, materials storage and handling equipment, molds, dies, stamps and other equipment of every kind and nature and wherever situated now or hereafter owned by Borrowers or in which Borrowers may have any interest (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

         1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.22 "Events of Default" shall have the meaning set forth in Article 19 of this Agreement.

         1.23 "Fiscal Year" shall mean with respect to any Person, a year of 364 or 365 days, as the case may be, ending on the last day of June in any calendar year.

         1.24 "General Intangibles" shall mean all of Borrowers' general intangibles, including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs and software, operational manuals, capitalized finance costs, origination fees, all equipment formulations, manufacturing procedures, quality control procedures and product specifications relating to products sold under patents, trademarks or copyrights owned by Borrowers or in which Borrowers have an interest, the right to sue for all past, present and future infringements of such patents, trademarks and copyrights, all claims under guaranties, security interests or other security held by or granted to Borrowers to secure payment of any of the Receivables by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

         1.25 "GAAP" shall mean accounting principles generally accepted in the United States of America consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing or the United States Securities and Exchange Commission. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

         1.26 "Guarantors" shall mean, collectively, the Corporate Guarantor, if any, and the Validity Guarantors.

         1.27 "Inventory" shall have the meaning given to such term in the Uniform Commercial Code in effect from time to time in the State of New York.

         1.28 "Investment Property" shall have the meaning given to such term from time to time in the State of New York.

         1.29 "Indebtedness" shall mean and include all obligations for borrowed money of any kind or nature, including funded debt and unfunded liabilities, contingent obligations under letters of credit, and all obligations for the acquisition or use of any fixed asset, including capitalized leases, or improvements which are payable over a period longer than one year, regardless of the term thereof or the person or persons to whom the same is payable.

         1.30 "Letter of Credit" shall mean any documentary or standby letter of credit issued by the Letter of Credit Issuer for account of any of Borrowers or any air releases, guaranties or similar documents issued by the Letter of Credit Issuer in connection therewith.

         1.31 "Letter of Credit Issuer" means Fleet National Bank, as the issuer of letters of credit issued by it for account of Debtor subject to Section 2.2 of this Agreement.

         1.32 "Letter-of-Credit Rights" shall have the meaning given to such term in the Uniform Commercial Code in effect from time to time in the State of New York.

         1.33 "Liabilities" shall mean all of the following: (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of Borrowers and Corporate Guarantor(s), if any, as at the date on which such liabilities are to be determined, including, without limitation, capitalized lease obligations; (b) all obligations of other Persons which Borrowers or any Corporate Guarantor(s) have guaranteed (such guaranties not to be given without Lender's prior consent contained in an Authenticated Record); (c) all reimbursement obligations (contingent or otherwise) in connection with letters of credit or letter of credit guarantees issued for the account or upon the application of Borrowers or any Corporate Guarantor(s); and (d) the Obligations.

         1.34 "LIBOR" shall mean the London Inter-Bank Offered Rate for periods of one (1) month as quoted by CitiBank, N.A. in New York City at 11:00 a.m. (New York time) based upon CitiBank, N.A.'s or an affiliated agency's or branch's quotes to prime banks in the London Inter- Bank Euro-currency Market for Eurodollar deposits.

         1.35 "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

         1.36 "Loan Documents" shall mean all documents and instruments to be delivered by Borrowers under this Agreement or in connection with the Loan or any other indebtedness or obligation of Borrowers to Lender or any Affiliate of Lender, as the same may be amended, modified or supplemented from time to time.

         1.37 "Loans" shall mean the loans and advances made by Lender hereunder, including all Advances.

         1.38 "Material Adverse Effect" shall mean any material adverse effect , as determined in Lender's sole and absolute discretion, on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Borrowers or any Corporate Guarantor; (b) Borrowers' or any Corporate Guarantor's ability to pay or perform the obligations in accordance with their terms; (c) the value of the Collateral or the perfection or priority of Lender's liens; (d) the validity or enforceability of this Agreement or any of the Loan Documents; or (e) the practical realization of the benefits, rights and remedies inuring to Lender hereunder or under the Loan Documents.

         1.39 "Maximum Facility" shall mean Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00).

         1.40 "Notice of Borrowing" shall mean a written borrowing request substantially in the form of Exhibit "B" attached hereto.

         1.41 "Obligations" shall mean and include all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing jointly and severally by Borrowers to Lender or any Affiliate of Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement, the Loan Documents or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now due or hereafter arising and however acquired, including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, attorneys' fees and expenses, and any other sum chargeable to Borrowers under this Agreement, the Loan Documents or any other agreement with Lender.

         1.42 "Operating Income" shall mean for any period, the revenues of the Borrowers for such period from continuing operations, minus associated costs (generally excluding interest expense and income taxes), determined in accordance with GAAP.

         1.43 "Person" shall mean an individual, partnership, limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

         1.44 "Plan" shall mean an employee benefit plan or other plan now or hereafter maintained by or on behalf of Borrowers for the benefit of employees of Borrowers or any subsidiary of Borrowers and covered by Title IV of ERISA.

         1.45 "Prime Rate" shall mean the greater of (a) the rate published in the "Money Rates" column of The Wall Street Journal from time to time or, in the event that The Wall Street Journal is not available at any time, such rate published in another publication as determined by Lender or (b) LIBOR plus two hundred and fifty (250) basis points per annum.

         1.46 Intentionally Omitted.

         1.47 "Receivables" shall mean and include all of Borrowers' present and future accounts, contract rights, promissory notes, chattel paper, instruments and documents, all tax refunds and rights to receive tax refunds, bonds, certificates, rights to payment for the sale or lease of equipment and policies of insurance and insurance proceeds, investment securities, notes, instruments and deposit accounts, book accounts, credits and reserves and all forms of obligations whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, and all rights in any merchandise or goods which any of the same may represent, all files and records with respect to any collateral or security given by Borrowers to Lender, together with all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit, whether now owned or hereafter created or acquired by Borrowers or in which Borrowers now has or hereafter acquires any interest.

         1.48 "Reconciliation Report" shall mean a report in form satisfactory to Lender, reconciling Borrowers' month-end Receivable agings, payable agings and Inventory listings to Borrowers' monthly financial statements, and including bank reconciliations and to any applicable collateral reports.

         1.49 "Record" shall mean information that is inscribed in a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form. If Lender so specifies with respect to a particular type of Record, that type of Record shall be signed or otherwise authenticated by Borrower.

         1.50 "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

         1.51 "Revolving Loan" shall mean the Advances to be made by Lender to Borrowers pursuant to Article 2 of this Agreement, and all interest thereon and all fees, costs and expenses payable by Borrowers in connection therewith.

         1.52 "Revolving Advances" shall mean the Advances to be made by Lender to Borrowers pursuant to Sections 2.1 of this Agreement.

         1.53 "Revolving Note" shall mean, the promissory note substantially in the form annexed hereto as Exhibit "A", to be given by Borrowers to Lender to evidence the Revolving Advances.

         1.54 "Solvent" shall mean when used with respect to any Person, such Person (i) owns property the fair value of which is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts),
(ii) owns property the present fair salable value of which is greater than the amount that will be required to pay the probable liabilities of such Person on its then existing Indebtedness as such become absolute and matured, (iii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iv) has capital sufficient to carry on its then existing business.

         1.55 "Tangible Net Worth" shall mean, on a consolidated basis with respect to the Borrowers and any subsidiaries, and determined in accordance with GAAP, (i) total assets, excluding, however, from the determination thereof, (a) all goodwill, capitalized organizational expenses, training expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights thereof, net operating loss carryforwards, covenants not to compete, and all other intangible items and deferred charges, (b) treasury Stock, (c) all unamortized debt discount and expenses, and (d) any write-up in the book value of any asset resulting from a revaluation thereof; less (ii) total liabilities.

         1.56 "Termination Date" shall mean the earlier of the date which is three (3) years from the date hereof, or the date on which Lender terminates this Agreement pursuant to Section 19.1 hereof.

         1.57 "This Agreement" shall include all amendments, modifications and supplements and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

         1.58 "Validity Guarantor" shall mean each of David Vozick, Donald Rabinovitch and Elise Nissen.

         1.59 "Voting Stock" shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         1.60 "Warrants" shall mean the warrants issued by AFP to Lender for the purchase of 100,000 shares of AFP common stock, the terms of which and the form and substance of the certificate evidencing such warrants to be satisfactory to Lender.

2.       THE REVOLVING LOAN.

         2.1 Revolving Advances. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement, for so long as no Default or Event of Default exists, Lender shall lend to Borrowers on Borrowers' request, a sum ("Borrowing Capacity") equal to the lesser of:

                    (a) Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00), or

                    (b) the sum of (i) up to eighty five percent (85%) of the net face amount of Borrowers' Eligible Receivables, plus (ii) up to the lesser of (x) forty percent (40%) of the value (valued at the lower of cost or market in accordance with GAAP) of Borrowers' Eligible Inventory; or (y) One Million Three Hundred Thousand ($1,300,000.00).

         Within the limits of the Borrowing Capacity, and subject to the limitations set forth in this Agreement, Borrowers may borrow, repay and reborrow Advances.

         2.2 Letter of Credit. At the request of Borrowers, and upon execution of Letter of Credit documentation satisfactory to the Letter of Credit Issuer, Lender, within the limits of the Borrowing Capacity as then computed, shall arrange for the issuance by the Letter of Credit Issuer of Letters of Credit from time to time for the account of any Borrower in amounts not exceeding in the aggregate at any one time outstanding the amount of $138,000.00. Lender shall be obligated to reimburse the Letter of Credit Issuer for any drawings made under any such Letter of Credit. Letters of Credit shall be reserved for against the Borrowing Capacity. The Letters of Credit shall be on terms mutually acceptable to Lender and Debtor, and no Letter of Credit shall have an expiration date later than the termination date of this Agreement. An Advance in an amount equal to any amount paid by the Letter of Credit Issuer on any draft drawn or drawing made under any Letter of Credit shall be deemed made to Debtor, without request therefor, immediately upon notification to Lender that the Letter of Credit Issuer has made payment on such draft or drawing and has not been otherwise reimbursed by Debtor. In connection with the issuance of Letters of Credit, Debtor shall pay to the Letter of Credit Issuer the fees set forth in its standard fee schedule, together with any and all issuance, amendment and drawing fees then in effect for a letter of credit issued by the Letter of Credit Issuer.

         2.3 Overline. Borrowers acknowledge that Lender has advised Borrowers that Lender does not intend to permit Borrowers to incur Obligations at any time in an outstanding principal amount exceeding the Maximum Facility; however, it is agreed that should the Obligations of Borrowers to Lender incurred under the Revolving Loan or otherwise exceed that figure or any other limitation herein set forth, including without limitation, the Borrowing Capacity, all such obligations shall (a) constitute Obligations under this Agreement, (b) shall be entitled to the benefit of all security and protection under this Agreement and all Loan Documents and secured by the Collateral and (c) shall be payable immediately upon demand by Lender.

         2.4 Reserves. The borrowing limits set forth in Section 2.1 above and otherwise herein, shall be subject to such reserves as Lender reasonably shall deem necessary and proper in Lender's sole and absolute discretion. Reasonable reserves may be established by Lender from time to time in such manner (including reduction of the rate of Revolving Advances under Section 2.1 hereof) and for such reasons as Lender may determine from time to time in Lender's sole and absolute discretion and Lender shall notify Borrowers thereof. Payments, deposits, guaranties or indemnifications made by Lender under any reimbursement agreement, guaranty or similar instrument made in respect of any such instrument may be treated by Lender as Revolving Advances to Borrowers hereunder.

         2.5 Manner of Borrowing. Each Advance shall be requested in a Record via facsimile or electronic transmission, including via e-mail, by a Notice of Borrowing executed by an authorized officer of Borrowers, not later than 11:00 a.m. Eastern Time on any Banking Day on which an Advance is requested. Any electronic communication shall be deemed signed as if done so manually. Provided that Borrowers shall have satisfied all conditions precedent set forth in this Agreement, including any written reaffirmation of the representations and warranties and covenants as requested by Lender under Section 17.2 hereof, and Borrowers shall have sufficient Borrowing Capacity to permit an Advance hereunder in accordance with Section 2.1 hereof, Lender shall make the Advance to Borrowers or any one of them as set forth in the request in the amount requested in such Record by Borrowers in immediately available funds for credit to any account of Borrowers (other than a payroll account) at a bank in the United States of America as Borrowers may specify (provided, however, that Borrowers shall pay Lender its usual and customary fees for such transfer). Lender shall not be responsible for any failure of any amount so transferred to be credited to any such account, unless such failure is due to Lender's gross negligence or willful misconduct.

         2.6 Evidence of Borrowers' Obligations. Borrowers' joint and several obligation to pay the principal of, and interest on, the Revolving Advances made to Borrowers shall be evidenced by the Revolving Note executed by Borrowers and delivered to Lender.

         2.7 Payments. All payments with respect to the Obligations shall either be charged by Lender to Borrowers' account, charged as an Advance or made by Borrowers to Lender in U.S. currency and without any defense, offset or counterclaim of any kind, at 555 Theodore Fremd Avenue, Suite C-209, Rye, New York 10580, or to such other address as Lender shall specify, by 12:00 noon New York, New York time on the date when due. Whenever any payment to be made is due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in computing interest in connection with any such payment. Lender may make an Advance to reimburse itself for any payments on the Obligations (including fees and expenses payable jointly and severally by Borrowers) which are not paid when due, without notice or demand to Borrowers.

         2.8        Collections/Balance/Statements/etc.

                    (a)    Collection and Remittance.

                           (i) Borrowers covenant and agree to open the Blocked
                    Account over which Lender shall have the sole power of withdrawal. All proceeds of Receivables whether cash, checks, drafts, notes, acceptances or other forms of payment, if received by Borrowers, shall be received by Borrowers in trust for Lender, and Borrowers agree to deliver or cause to be delivered, such payments forthwith, in the identical form in which received, to Lender or to the Blocked Account, as Lender shall require by an Authenticated Record from time to time.

                           (ii) Available funds in the Blocked Account shall be
                    swept daily and the proceeds deposited to an account of Lender or Borrowers as Lender shall elect.

                    (b) Determination of Balance of Revolving Loans. In determining the outstanding balance of the Loans, (i) available funds received from the Blocked Account in the Lender's account at Fleet Bank Ct, Account Name:
Keltic Financial Partners, LP/f/b/o Fleet Capital Corp.; Account No. 9428395446, ABA # 011900571, ref: AFP Imaging (or such other account as Lender may direct from time to time), before 2 p.m. Eastern Time of a Business Day will be credited on that Banking Day, and thereafter on the following Banking Day, as follows: (a) first, to the outstanding principal balance of the Revolving Loan, and (b) second, to all other Obligations in such order as Lender shall elect;
(ii) any other form of funds received by Lender will be credited on the Banking Day when Lender has received notification that such funds are collected and available to Lender if before 2 p.m. (Eastern Time), and thereafter on the following Banking Day; (iii) all credits shall be conditional upon final payment to Lender in cash or solvent credits of the items giving rise to them and, if any item is not so paid, the amount of any credit given for it shall be charged to the balance of the Revolving Loan whether or not the item is returned; and
(iv) for the purpose of computing interest on the Revolving Loan and other Obligations, interest shall continue to accrue on the amount of any payment credited to a the Revolving Loan balance by Lender for a period of two (2) Banking Days after the date so credited. In the event Lender receives the proceeds of any life insurance policies that are assigned to Lender, such proceeds shall be applied to the Obligations.

         2.9 Payment on Termination Date. Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the Loans, plus all accrued and unpaid interest thereon and all fees and other amounts payable under this Agreement and the Loan Documents, shall be due and payable, in full, on the Termination Date.

3.       LENDER'S COMPENSATION.

         3.1 Interest on Revolving Advances. Borrowers shall pay interest monthly, in arrears, on the first day of each month, commencing September 1, 2001 on the average daily unpaid principal amount of the Revolving Advances made to Borrowers at a fluctuating rate which is equal to the Prime Rate plus one and three quarter of one percent (1.75%) per annum; provided that, the interest rate will be reduced: (a) by one quarter of one percent (.25%), effective on the date that Borrowers actually deliver to Lender the financial statements for Borrowers' fiscal quarter ended December 31, 2001 in accordance with Section 8.4 below; and (b) by an additional one quarter of one percent (.25%), effective on the date that Borrowers actually deliver to Lender the financial statements for Borrowers' fiscal quarter ended March 31, 2001 in accordance with Section 8.4 below, in each case so long as (i) no Event of Default has occurred hereunder at any time during the immediately preceding quarter, which means in the case of
(a) above, from September 1, 2001 through December 31, 2001; and in the case of
(b) above, January 1, 2002 through March 31, 2002; (ii) said financial statements evidence that Borrowers have Operating Income of $0.00 or greater for each such quarter; and (iii) Borrowers have average excess availability against the Maximum Facility during the last month of each such quarter in an amount of $500,000.00 or more as determined by Lender in its sole good faith discretion. The foregoing to the contrary notwithstanding, however, if for any fiscal quarter Borrowers have a negative Operating Income as evidenced by Borrowers' financial statements delivered by Borrowers to Lender in accordance with Sections 8.3 and 8.4 hereof, the rate of interest shall automatically revert to the Prime Rate plus one and three quarter of one percent (1.75%) per annum. All adjustments in the interest rate shall be made as of the date that Borrowers actually deliver to Lender such financial statements. Furthermore, notwithstanding all of the foregoing, on and after the occurrence of an Event of Default hereunder, Borrowers shall pay interest on all outstanding Obligations at a rate which is three percent (3.0%) per annum above the interest rate which would otherwise be in effect under this Agreement with respect to the Revolving Advances; provided, however, in no event shall any interest to be paid hereunder or under any Loan Document exceed the maximum rate permitted by law.

         3.2 Intentionally Omitted.

         3.3 Commitment and Closing Fee. Borrowers shall have paid to Lender Fifty Two Thousand Five Hundred and 00/100 Dollars ($52,500.00) commitment and closing fee.

         3.4 Facility Fee. Borrowers shall pay to Lender monthly, in arrears, on the first day of each month a facility fee in an amount equal to one and one quarter of one percent (1.25%) per annum of the Maximum Facility.

         3.5 Letter-of-Credit Fees. Borrowers shall pay to Lender (a) an issuance fee of one percent (1.00%) of the face amount of such Letter of Credit, payable on the issuance or extension or renewal of such Letter of Credit; and
(b) a letter of credit fee calculated as three percent (3.00%) per annum of the face amount of such Letter of Credit, payable monthly in arrears on the first day of each calendar month with respect to the immediately preceding calendar month or portion thereof, commencing on the first such date following the issuance of such Letter of Credit.

         3.6 Field Examination Fees. Borrowers shall promptly reimburse Lender for all costs and expenses associated with periodic field examinations and fixed asset appraisals performed by Lender and its agents, as deemed necessary by Lender; provided, however that, so long as there is no Event of Default, Lender use its best efforts to complete such field examinations and fixed asset appraisals within five (5) days.

         3.7 Prepayment Premium. If Borrowers prepay the principal of the Revolving Loan (other than from time to time from working capital or through payments made from the Blocked Account), which prepayment would have the effect of terminating the financing arrangements hereunder and require Lender to deliver UCC-3 termination statements and other release instruments, Borrowers shall pay to Lender at the time of such prepayment, a prepayment premium in an amount equal to three percent (3.0%) of the Maximum Facility if the prepayment is made on or before the date which is the first anniversary of the date hereof, two percent (2.0%) of the Maximum Facility if the prepayment is made after the first anniversary of the date hereof, but on or prior to the second anniversary of the date hereof, one percent (1.0%) of the Maximum Facility if the prepayment is made after the second anniversary of the date hereof, except that no prepayment premium shall be required in connection with:
(a) any prepayment required under Section 15.3 of this Agreement; or (b) so long as there is no Event of Default hereunder, any termination of this Agreement by Lender.

         3.8 Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year consisting of three hundred sixty (360) days for the number of days actually elapsed.

         3.9 Payment of Interest and Fees. Interest and fees shall be payable immediately when due, and may be paid by Lender's making an Advance in the amount of the interest and/or fee due against the Revolving Loan, but any failure or delay by Lender in submitting any invoice for such interest or fee or in the making of an Advance against the Revolving Loan shall not discharge or relieve Borrowers of its obligation to make such interest or fee payment.

4. APPLICATION OF PROCEEDS. The proceeds of the Revolving Advances shall be used solely by Borrowers to repay existing indebtedness of Borrowers owing to Finova Capital Corporation and for working capital needed in the normal operation of Borrowers' business; provided, however, in no event shall the proceeds of Revolving Advances shall be utilized by or on behalf of Regam Medical Systems International AB.

5. SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance of all of Borrowers' Obligations to Lender, Borrowers transfer and assign to Lender and grants to Lender a first priority Lien on and first security interest in all of the following property and interests in property of Borrowers, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

         (A)        All Receivables;

         (B)        All Inventory;

         (C)        All Equipment;

         (D)        All General Intangibles;

         (E)        All Investment Property;

         (F)        All Deposit Accounts;

         (G)        All Letter-of-Credit Rights;

         (H) All monies or other property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or any Affiliate of Lender or any representative, agent or correspondent of Lender;

         (I) All accessions to, substitutions for and all replacements, products and cash and noncash proceeds of (A), (B), (C),
                    (D), (E) (F), (G) and (H) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any or all of the Collateral; and

         (J) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of Borrowers pertaining to any of (A), (B), (C), (D), (E), (F) (G), (H) or (I) above.

6. RECOURSE TO SECURITY. Recourse to security shall not be required for any Obligation hereunder. Borrowers hereby acknowledges and agrees that Lender may enforce the Obligations against Borrowers without resorting to any Collateral, and Borrowers hereby authorize Lender to do so and waives any defense with respect to the Lender's decision not to, or failure to, enforce any rights that Lender has in and to the Collateral under this Agreement, the Loan Documents or otherwise.

7. INDUCING REPRESENTATIONS. In order to induce Lender to make the Loans, Borrowers jointly and severally make the following representations and warranties to Lender:

         7.1 Organization and Qualifications. Except for Regam Medical Systems International AB, the assets of which shall not be included in the Borrowing Capacity, Borrowers are corporations duly organized and existing under the laws of the State of New York. Borrowers' federal tax identification number are: (a) AFP Imaging Corporation 13-2956272; (b) Visiplex Instrument Corporation 11-2557539; (c) Dent-X International, Inc. 13-3989113; and (d) Logetronics Corporation 22-2825090. Regam Medical Systems International AB is an entity organized under the laws of Sweden. Borrowers are qualified to do business in every jurisdiction where the nature of their respective businesses require them to be so qualified and where failure to so qualify might have a Material Adverse Effect.

         7.2 Corporate Name and Address. During the preceding five (5) years, Borrowers have not been known as or used any corporate, fictitious or trade names, except as set forth on Schedule 7.2 attached hereto. Borrowers' executive office is at the addresses set forth above.

         7.3 Corporate Structure. Borrowers have no subsidiaries or Affiliates, except as set forth on Schedule 7.3 attached hereto.

         7.4 Legally Enforceable Agreement. The execution, delivery and performance of this Agreement, and each and all of the other Loan Documents and all and any other instruments and documents to be delivered by Borrowers or its Affiliates hereunder and the creation of all Liens and security interests provided for herein are within Borrowers' corporate power, have been duly authorized by all necessary or proper corporate action (including the consent of shareholders where required), are not in contravention of any agreement or indenture to which Borrowers are a party or by which any of them are bound, or of the Certificate of Incorporation or By-Laws (or equivalent) of Borrowers, and are not in contravention of any provision of law and the same do not require the consent or approval of any governmental body, agency, authority or any other person which has not been obtained and a copy thereof furnished to Lender.

         7.5 Solvent Financial Condition. Borrowers are Solvent, as defined in
Section 1.54 hereof.

         7.6 Financial Statements. The audited consolidated financial statements of Borrowers and any subsidiaries as of June 30, 2000 and the unaudited consolidated financial statements of Borrowers of September 30, 2000, December 31, 2000 and March 31, 2001 (including the notes to such financial statements), as included in Borrowers' Forms 10-KSB and 10-QSB, for such year ended and quarters ended ("SEC Filings"), copies of which have been delivered to Lender, fairly present Borrowers' financial condition and results of operations at and as of such dates and there have been no material adverse changes since March 31, 2001, except for a certain action brought against Visiplex Instruments Corporation and described more fully on Schedule 7.13 hereof and which will not have a Material Adverse Effect. Borrowers have no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or unanticipated losses from any unfavorable commitments which were not disclosed in such financial statements, the notes thereto or the SEC Filings.

         7.7 Joint Ventures. Borrowers are not engaged in any joint venture or partnership with any other Person.

         7.8 Real Estate. Attached hereto as Schedule 7.8 is a list showing all real property owned or leased by Borrower, and if leased, the correct name and address of the landlord and the date and term of the applicable lease.

         7.9 Patents, Trademarks, Copyrights and Licenses. Borrowers own or possess all the patents, trademarks, service marks, trade names, copyrights and licenses used or intended to be used in the conduct of Borrowers' business without any known conflict with the rights of others. All such licenses and other similar rights are listed on Schedule 7.9 attached hereto and made a part hereof, if any.

         7.10 Existing Business Relationship. There exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship of Borrowers with any supplier, customer or group of customers whose purchases individually or in the aggregate that could have a Material Adverse Effect in the operations or financial condition of Borrowers.

         7.11 Investment Company Act: Federal Reserve Board Regulations. None of Borrowers are an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss. 80(a)(1), et seq.). The making of the Revolving Loan hereunder by Lender, the application of the proceeds and repayment thereof by Borrowers and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. Borrowers do not own any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System and the proceeds of the borrowings made pursuant to this Agreement will be used only for the purposes contemplated hereunder. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin security or for any other purpose which might constitute any of the loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulations T or X of the Federal Reserve Board. Borrowers will not take, or permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

         7.12 Tax Returns. Borrowers and any Corporate Guarantors have filed all tax returns (Federal, state or local) required to be filed and paid all taxes shown thereon to be due including interest and penalties or has provided adequate reserves therefor. No assessments have been made against Borrowers or any Corporate Guarantors by any taxing authority nor has any penalty or deficiency been made by any such authority. To the best of Borrowers' knowledge, no Federal income tax return of any of Borrowers or any Corporate Guarantor is presently being examined by the Internal Revenue Service nor are the results of any prior examination by the Internal Revenue Service or any State or local tax authority being contested by Borrowers.

         7.13 Litigation. Except as disclosed in Schedule 7.13, no action or proceeding is now pending or, to the knowledge of Borrowers, is threatened against Borrowers or any Corporate Guarantor at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of the Federal or state government or of any municipal government or any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, and neither Borrowers nor any Guarantor has accepted liability for any such action or proceeding. There is no proceeding pending before any governmental agency (Federal, state or local) and, to the best of Borrowers' knowledge, no investigation has been commenced before any such government agency the effect of which, if adversely decided, would affect or impair Borrowers' business or financial condition.

         7.14 Receivables Locations. Annexed hereto as Schedule 7.14 is a list showing all places at which Borrowers maintain, or will maintain, records relating to Receivables.

         7.15 Inventory Locations. Annexed hereto as Schedule 7.15 is a list showing all places where Borrowers maintain, or where Borrowers plan to maintain, Inventory. Such list indicates whether the premises are owned or leased by Borrowers or whether the premises are the premises of a warehouseman or other third party, and if owned by a third party, the name and address of such third party.

         7.16 Equipment List and Locations. Annexed hereto as Schedule 7.16 is a list showing all of Borrowers' material Equipment located at 250 Clearbrook Road, Elmsford, New York. All Equipment is free and clear of all Liens and security interests in favor of any Person other than Lender, except as set forth on Schedule 7.16.

         7.17 Title Liens. Borrowers have good and marketable title to the Collateral as sole owner thereof. There are no existing Liens on any property of Borrowers, except for Liens in favor of Lender and Liens described in Schedule
7.17. Except as set forth on Schedule 7.17, none of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent in connection therewith.

         7.18 Existing Indebtedness. Borrowers have no existing Indebtedness except the Indebtedness described in Schedule 7.18.

         7.19 ERISA Matters. Borrowers maintain a defined Contribution Profit Sharing Plan for which no minimum annual contribution is required. Borrowers have three employee incentive stock option plans outstanding. There are no unfunded obligations of Borrowers with respect to these plans and such plans have not incurred an accumulating funding deficiency, as that term is defined in
Section 302 of ERISA or Section 412 of the Code (whether or not waived), no liability to the Pension Benefit Guaranty Corporation (other than required premiums which have become due and payable, all of which have been paid) has been incurred with respect to such plans and there has not been any Reportable Event which presents a risk of termination of the Plan by the Pension Benefit Guaranty Corporation. Borrowers have not engaged in any transaction which would subject Borrowers to tax, penalty or liability for prohibited transactions imposed by ERISA or the Code.

         7.20 O.S.H.A. To the best of Borrowers' knowledge, Borrowers have duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all respects with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local Governmental Rules (as defined in Section 7.25 below). There are no outstanding citations, notices or orders of non-compliance issued to Borrowers or relating to its facilities, business, leaseholds, equipment or other property under any such Governmental Rules.

         7.21 Environmental Matters.  Except as disclosed in Schedule 7.21:

                    (a) No property owned or used by Borrowers is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes". The following are all of the Standard Industrial Classification Codes applicable to the properties and operations of Borrower: 3841, 3844 and 3861;
(b) Borrowers are in compliance with all applicable Environmental Laws; (c) there has been no contamination or release of hazardous substances at, upon, under or within any property owned or leased by Borrowers, and there has been no contamination (as defined in any applicable Environmental Law) or release of hazardous substances (as defined in any applicable Environmental Law) on any other property that has migrated or threatens to migrate to any property owned or leased by Borrowers; (d) there are not now and never have been above-ground or underground storage tanks at any property owned or leased by Borrowers; (e) there are no transformers, capacitors or other items of Equipment containing polychlorinated biphenyls at levels in excess of 49 parts per million, violative of any applicable Environmental Law, at any property owned or leased by Borrowers; (f) no hazardous substances are present at any property owned or leased by Borrowers, nor will any hazardous substances be present upon any such property or in the operation thereof by Borrowers, in proper storage containers;
(g) all permits and authorizations required under Environmental Laws for all operations of Borrowers have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of hazardous substances; (h) there are no past, pending or threatened environmental claims against Borrowers or any Property owned or leased by Borrowers; and there is no condition or occurrence on any Property owned or leased by Borrowers that could be anticipated (1) to form the basis of an environmental claim against Borrowers or its properties or (2) to cause any property owned or leased by Borrowers to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law; (i) no portion of any property owned or leased by Borrowers contains asbestos-containing material that is or threatens to become friable; (j) the representations and warranties set forth in this Section 7.21 shall survive repayment of the Obligations and the termination of this Agreement and the Loan Documents.

         7.22 Labor Disputes. There are no pending or, to Borrowers' knowledge, threatened labor disputes which could have a Material Adverse Effect.

         7.23 Intellectual Property. Borrowers are the owner of or possess the right to use all necessary patents, trademarks, service marks, copyrights and other intellectual property used in the operation of its business, in each case free of any claims or infringements.

         7.24 Location of Bank and Securities Accounts. Schedule 7.24 hereto sets forth a complete and accurate list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by Borrower, together with a description thereof.

         7.25 Compliance With Laws. Borrowers are in compliance with all federal, state and local governmental rules, ordinances and regulations ("Governmental Rules") applicable to its ownership or use of properties or the conduct of its business; Borrowers have not received any notice of violation of any of the foregoing; and Borrowers are not in violation of any Governmental Rule.

         7.26 No Other Violations. Borrowers are not in violation of any term of their respective Certificate of Incorporation or By-laws (or equivalent) and no event or condition has occurred and is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) a breach of, or a default under, any agreement, undertaking or instrument to which Borrowers are party or by which it or any of its property may be affected, or (b) the imposition of any Lien on any property of Borrowers.

         7.27 Survival of Representations and Warranties. Borrowers covenant, warrant and represent to Lender that all representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrowers' execution of this Agreement and the other Loan Documents, and Lender's right to bring an action for breach of any such representation or warranty or to exercise any remedy hereunder based upon the breach of such representation or warranty shall survive the execution, delivery and acceptance hereof by Lender and the closing of the transactions described herein or related hereto until the Obligations are finally and irrevocably paid in full.

8. FINANCIAL STATEMENTS AND INFORMATION; CERTAIN NOTICES TO LENDER. So long as Borrowers shall have any Obligations to Lender under this Agreement, Borrowers shall deliver to Lender, or shall cause to be delivered to Lender:

         8.1 Borrowing Base Certificate. Weekly (on or before the second Business Day of each week as of the preceding week end), and monthly (within seven (7) days after the end of each month) and contemporaneously with each request for an Advance, a satisfactorily completed and executed Borrowing Base Certificate.

         8.2 Monthly Reports. Within fifteen (15) days after the end of each month, an accounts receivable aging and accounts payable aging report, an inventory listing report and a Reconciliation Report of Borrowers for such month, all in form satisfactory to Lender, prepared by Borrowers and if Lender so requests, customer statements, sales journals, cash receipts journals and detailed sales credit reports or with respect to such reports.

         8.3 Annual Financial Statements. Within ninety (90) days after the close of each Fiscal Year or on such later date on which Borrowers shall file any form 10-KSB with respect to such Fiscal Year (but in no event later than fifteen (15) days after the first Business Day following the ninetieth (90th) day after the close of such Fiscal Year), (a) a copy of the annual consolidated financial statements of Borrowers and any subsidiaries consisting of, among other things, balance sheets, statements of operations and statements of cash flow prepared in accordance with GAAP and audited by Arthur Andersen LLP or such other independent certified public accountants reasonably acceptable to Lender and issued by such accountants with an unqualified opinion, and accompanied by such accountants' certification that, in the normal course of their review, such accountants have become aware of no presently existing state of facts constituting a Default or an Event of Default under this Agreement with respect to compliance with Sections 14.12, 15.1, 15.2, 15.3, 15.4, 15.5, 15.6, 15.16,
15.17, 15.19, 15.20, 15.21, 15.22, 15.23, 15.24 and such other covenants as reasonably required by Lender from time to time, and accompanied by either, as available, management letters or the auditors letter to the Borrowers' board of directors, prepared by such accountants; provided that if an auditor's letter is provided, Borrowers shall have an additional ten (10) days to deliver same to Lender, (b) a copy of Borrowers' federal income tax return, as filed with the Internal Revenue Service; provided, that in the event that Borrowers' receive any extension of the time for filing their federal income tax return, then the due date for delivering a copy thereof to Lender shall coincide with the delivery thereof to the Internal Revenue Service and (c) a compliance certificate in the form attached as Exhibit D hereto.

         8.4 Quarterly Financial Statements. Within forty-five (45) days after the end of each fiscal quarter or on such later date on which Borrowers shall file any form 10-QSB with respect to such fiscal quarter (but in no event later than fifteen (15) days after the first Business Day following the forty-fifth
(45th) day after the close of such fiscal quarter), financial statements consisting of balance sheets, statements of operations and statements of cash flow prepared by management of Borrowers in accordance with GAAP, together with a compliance certificate in the form attached as Exhibit D hereto.

         8.5 Monthly Financial Statements. Within twenty (20) days after the end of each month, financial statements of Borrowers consisting of balance sheets and statements of operations, prepared by management of Borrower in accordance with GAAP, together with a compliance certificate in the form attached as Exhibit D hereto.

         8.6 Projections. Within fifteen (15) days after the end of Borrowers' Fiscal Years, financial projections for Borrowers in form satisfactory to Lender covering not less than a one (1) year period, commencing with the current Fiscal Year, prepared on a quarterly basis.

         8.7 SEC Filings. Contemporaneously with the filing thereof, copies of all of Borrowers' forms 10-KSB and 10-QSB filings with the Securities and Exchange Commission.

         8.8 Customer Lists. Annually, or more frequently as Lender may request, a list of all of Borrowers' customers and vendors, including the addresses, telephone and facsimile numbers which lists shall be delivered within thirty
(30) days after each fiscal year.

         8.9 Insurance. Annually, within fifteen (15) days of the renewal date of such insurance policy, evidence of insurance in form and content satisfactory to Lender and otherwise in compliance with Section 14.6 hereof, together with a copy of the original insurance policy.

         8.10 Notice of Event of Default and Adverse Business Developments. Immediately after becoming aware of the existence of a Default or any Event of Default under this Agreement or after becoming aware of any developments or other information which is likely to adversely affect Borrowers' properties, business, prospects, profits or condition (financial or otherwise) or its ability to perform this Agreement, including, without limitation, the following:

                    (a) any substantial dispute that may arise between Borrowers and any governmental regulatory body or law enforcement authority, including any action relating to any tax liability of Borrowers;

                    (b) all litigation against Borrowers where the amount claimed in any one suit or action is $25,000.00 or more and all litigation where the amount claimed in the aggregate is $50,000.00 or more except when the same is fully covered by insurance;

                    (c) any labor controversy resulting in or threatening to result in a strike or work stoppage against Borrower;

                    (d) any proposal by any public authority to acquire the assets or business of Borrower;

                    (e) the location of any Collateral other than at Borrowers' place of business or as set forth under this Agreement;

                    (f) any proposed or actual change of Borrowers' name, identity or corporate structure; and

                    (g) any other matter which has resulted or may result in a Material Adverse Effect.

In each case, Borrowers will provide Lender with telephonic notice followed by notice in a Record specifying and describing the nature of such Default, Event of Default or development or information, and such anticipated effect.

         8.11 Other Information. Such other information respecting the financial condition of Borrowers or any property of Borrowers in which Lender may have a Lien as Lender may, from time to time, request. Borrowers authorize Lender to communicate directly with Borrowers' independent certified public accountants and authorize those accountants to disclose to Lender any and all financial statements and other information of any kind that they may have with respect to Borrowers and its business and financial and other affairs. Lender shall treat information so obtained as confidential. Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.11.

9. ACCOUNTING. Lender shall account monthly to Borrowers. Each and every account shall be deemed final, binding and conclusive upon Borrowers in all respects, as to all matters reflected therein, unless Borrowers, within ten (10) days after the date the account was rendered, delivers to Lender written notice of any objections which they may have to any such account and in that event only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. If Borrowers dispute the correctness of any statement, Borrowers' notice shall specify in detail the particulars of its basis for contending that such statement is incorrect.

10.      SPECIAL PROVISIONS RELATING TO INVENTORY.

         10.1 Warranties With Respect to Inventory. Borrowers represent and warrant to Lender that (i) all representations made by Borrowers to Lender and all documents and schedules given by Borrowers to Lender, relating to the description, quantity, quality, condition and valuation of Inventory are true and correct, and (ii) Borrowers have not received any Inventory on consignment unless Borrowers have notified Lender thereof in a Record, have marked such Inventory on consignment or have segregated it from all other Inventory, and have appropriately marked its records to reflect that such Inventory is held on consignment.

         10.2 Lender's Rights in Inventory. Lender's security interests in the Inventory shall continue through all steps of manufacture and sale and attach without further act to raw materials, work in process, finished goods, returned goods, documents of title, warehouse receipts, and to proceeds resulting from sale or disposition of Inventory. Until all Obligations of Borrowers to Lender have been satisfied, Lender's security interest in Inventory and in all proceeds thereof shall continue in full force and effect. Upon the occurrence of an Event of Default, Lender shall have, in its discretion and at any time, the right to take physical possession of the Inventory and to maintain it on Borrowers' premises, in a public warehouse, or at such place as Lender may remove the Inventory or any part thereof. If Lender exercises its right to take possession of Inventory, Borrowers will, upon demand, and at Borrowers' own cost and expense assemble the Inventory and make it available to Lender at a place or places convenient to Lender.

         10.3 Borrowers' Obligation with Respect to Inventory. All Inventory is, and will be, owned by Borrowers free and clear of all Liens in favor of any party other than Lender and shall be maintained at the locations shown on
Schedule 7.15 hereto. No Inventory shall be removed therefrom, except for the purpose of sale in the ordinary course of Borrowers' business, and except for such sales, Borrowers will not sell, encumber, grant a security interest in, dispose of or permit the sale, encumbrance, return or disposal of any Inventory (except in the normal course of business) without Lender's prior consent in an Authenticated Record. If sales are made for cash, Borrowers shall immediately deliver to Lender the identical checks or other forms of payment which it receives. In the event that Inventory is stored with the manufacturer thereof, Borrowers shall cause such manufacturer to enter into a no off-set agreement with Lender which agreement is in form and substance satisfactory to Lender.

         10.4 Further Obligations of Borrower with Respect to Inventory. Borrowers will perform any and all steps that Lender may request to perfect Lender's security interest in the Inventory, including, but without limitation, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to Lender, maintaining stock records and transferring of Inventory to warehouses. If any Inventory is in the possession or control of any third party other than a purchaser in the ordinary course of business, a processor or a public warehouseman where the warehouse receipt is in the name of or held by Lender, Borrowers shall notify such person of Lender's security interest therein, obtain such party's acknowledgment that it holds the Inventory for Lender's benefit, and instruct such person or persons to hold all such Inventory for the account of Lender and subject to Lender's instructions. Schedule 10.4 annexed hereto sets forth the name and address of all of Borrowers' processors and warehousemen, however, Inventory in the possession or control of a processor shall not constitute Eligible Inventory and Inventory in the possession or control of a warehouseman shall not constitute Eligible Inventory without full compliance with this Section 10.4 and otherwise at Lender's sole discretion. Borrowers will deliver to Lender warehouse receipts covering any Inventory located in warehouses showing Lender as the beneficiary thereof and will also deliver to the warehouseman such agreements relating to the release of warehouse Inventory as Lender may request. Upon the request of Lender, a physical verification of all Inventory wherever located will be taken by Borrowers at least once during every Contract Year, and as often as otherwise reasonably required by Lender, and a copy of such physical verification shall be submitted to Lender. If Lender so requests, Borrowers shall also submit to Lender a copy of any physical Inventory. From time to time, and at least once every month in any event, Borrowers shall execute and deliver to Lender, a confirmatory Record, in form and substance satisfactory to Lender, listing Borrowers' Inventory, but any failure to execute or deliver the same shall not affect or limit Lender's security interest in and to the Inventory. If Borrowers shall fail to deliver to Lender any Inventory, financial or any other report with respect to the Collateral required to be delivered by Borrowers pursuant to Sections 8, 9 and 10 of this Agreement within five (5) days after the dates set forth therein, then Borrowers agree to pay to Lender a fee of fifty dollars ($50.00) per day, beginning on the date that next follows the date required for delivery of such report and continuing through the date that Borrowers deliver said report for each report that Borrowers fail to deliver to Lender under this Agreement.


         10.5 Maintenance of Inventory Records. Lender may examine and inspect Borrowers' Inventory, Equipment or other Collateral and may examine, inspect and copy all books and records with respect thereto at any time during Borrowers' normal business hours. Borrowers shall maintain full, accurate and complete records respecting Borrowers' Inventory, including a perpetual inventory, and all other Collateral at all times. Borrowers will pay all costs to be paid on taxes, assessments, governmental charges or private encumbrances levied, assessed, imposed or payable upon or with respect to Borrowers' Inventory, Equipment or other Collateral or any part thereof.

11. WARRANTIES WITH RESPECT TO RECEIVABLES. Borrowers represent and warrant to Lender that each Receivable created by Borrowers (i) will be free and clear of liens and encumbrances in favor of any Person other than Lender, except as otherwise permitted hereunder, (ii) will cover a bona fide sale and delivery of merchandise usually dealt in by Borrowers in the ordinary course of their business or will cover the rendition of services by Borrowers to customers of a kind ordinarily rendered in the ordinary course of Borrowers' business, (iii) will be for a liquidated amount from a customer competent to contract therefor,
(iv) is not subject to renegotiation, (v) is not subject to any prepayment or credit and will not be subject to any deduction, offset, counterclaim, lien or other condition other than in the ordinary course of Borrowers' business, and
(vi) is generally enforceable in accordance with its terms. Borrowers further represent and warrant that all services to be performed by Borrowers in connection with each Receivable have been performed.

12.      SPECIAL PROVISIONS WITH RESPECT TO RECEIVABLES AND RELATED
MATTERS.

         12.1 Confirmatory Record of Assignments. Promptly after the creation of any Receivable, if Lender shall so request, Borrowers shall execute and deliver confirmatory written assignments to Lender of such Receivable, but the failure to execute or deliver any schedule or assignment shall not affect or limit any Lien or other right of Lender in and to any Receivable. Borrowers shall cause all of its invoices to be printed and to bear consecutive numbers, and to issue its invoices in such consecutive numerical order. On Lender's request therefor, Borrowers shall also furnish to Lender copies of invoices to customers and shipping and delivery receipts or warehouse receipts thereof. Borrowers will also furnish Lender with such other documents and instruments as Lender may request in connection with any Receivables, including detailed monthly agings. Borrowers shall deliver to Lender the originals of all letters of credit, notes, and instruments in its favor and such endorsements or assignments as Lender may request.

         12.2 Notice of Certain Events. Borrowers will notify Lender of all returns and recoveries of merchandise and of all claims asserted with respect to merchandise which such returns, recoveries or claims exceed $25,000 per occurrence. Borrowers shall promptly report each such return, repossession or recovery of merchandise to Lender, advising it of the location thereof and providing it with a description of such goods and their location. Borrowers shall not settle or adjust any dispute or claim, or grant any discount (except ordinary trade discounts), credit or allowance or accept any return of merchandise, without Lender's consent, which consent shall not be unreasonably withheld. Upon the occurrence of an Event of Default, Lender may settle or adjust disputes or claims directly with customers or Account Debtors of Borrowers for amounts and upon terms which it considers advisable. Where Borrowers receive Collateral of any kind or nature by reason of transactions between itself and its customers or Account Debtors, it will hold the same on Lender's behalf, subject to Lender's instructions, and as property forming part of the Receivables. Where a Borrower sells to a customer or Account Debtor which also sells to it or which may have other claims against it, Borrowers will promptly advise Lender.

         12.3 Communication with Account Debtors. Borrowers authorizes Lender, before or after the occurrence of an Event of Default, without notice to or the consent of Borrowers, to communicate directly with customers or Account Debtors of Borrowers by whatever means Lender shall elect for the purpose of verifying the information supplied by Borrowers to Lender with respect to Receivables. Upon Lender's request, before or after the occurrence of an Event of Default, Borrowers shall provide Lender with a list of the addresses of each of their Account Debtors.

13.      SPECIAL PROVISIONS RELATING TO EQUIPMENT.

         13.1 Equipment List. Annexed hereto as Schedule 7.16 is a list showing all of Borrowers' present Equipment and describing the location where the same is kept. All Equipment hereafter acquired will be kept at the location or locations shown on said Schedule unless Borrowers shall have first advised Lender of their intention to maintain a plant or offices at some other location and obtained Lender's prior consent thereto in a Record.

         13.2 Borrowers' Obligations With Respect to Equipment. Borrowers shall keep all of their Equipment in a good state of repair, and will make all repairs and replacements when and where necessary, will not waste or destroy Equipment or any part thereof, and will not be negligent in the care, or use, thereof. Borrowers shall keep accurate lists and records reflecting its Equipment and shall retain copies of all warranties, manuals and manufacturers' or vendors' requirements with respect thereto. All Equipment shall be used in accordance with law and prudent business practice and the manufacturer's instructions and shall be kept separate from and shall not be annexed or affixed to or become part of the realty except where Lender first consents thereto in a Record.

14. AFFIRMATIVE COVENANTS. Borrowers represents and warrants that, so long as any of them shall have any Obligations to Lender hereunder, Borrowers will:

         14.1 Business and Existence. Preserve and maintain such Borrowers' separate corporate existence and rights, privileges and franchises in connection herewith.

         14.2 Trade Names. Transact business in Borrowers' own names and invoice all of Borrowers' receivables in Borrowers' own names.

         14.3 Intentionally Omitted.

         14.4 Taxes. Pay and discharge all taxes, assessments, government charges and levies imposed upon Borrowers, Borrowers' income or Borrowers' profits or upon any property belonging to Borrowers prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings.

         14.5 Compliance with Laws. Comply with all Governmental Rules applicable to Borrowers, including, without limitation, all laws and regulations regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes.

         14.6 Maintain Properties: Insurance. Safeguard and protect all property used in the conduct of Borrowers' business and keep all of Borrowers' property insured with insurance companies licensed to do business in the states where the property is located against loss or damage by fire or other risk usually insured against by other owners or users of such properties in similar businesses under extended coverage endorsement and against theft, burglary, and pilferage together with such other hazards as Lender may from time to time request, in amounts satisfactory to Lender. Borrowers shall deliver copies of the policy or policies of such insurance or certificates of insurance to Lender. All such insurance shall contain endorsements in form satisfactory to Lender naming Lender as lender loss payee and providing that the insurance shall not be canceled, amended or terminated except upon thirty (30) days' prior notice to Lender and showing Lender as an additional party insured as its interest may appear. All insurance proceeds received by Lender shall be retained by Lender for application to the payment of such portion of the Obligations as Lender may determine in Lender's sole discretion. Borrowers shall promptly notify Lender of any event or occurrence causing a loss or decline in value of property insured or the existence of an event justifying a claim under any insurance and the estimated amount thereof.

         14.7 Business Records. Keep adequate records and books of account with respect to Borrowers' business activities in which proper entries are made in accordance with sound bookkeeping practices reflecting all financial transactions of Borrowers.

         14.8 Litigation. Give Lender prompt notice of any suit at law or in equity against itself involving money or property valued in excess of twenty-five thousand dollars ($25,000.00) except where the same is fully covered by insurance, and of any investigation or proceeding before or by any administrative or governmental agency the effect of which would be to have a Material Adverse Effect on the manner in which Borrowers presently conduct their respective business or to declare any substance contained in any product manufactured or distributed by Borrowers to be dangerous.

         14.9 Damage or Destruction of Collateral. Use Borrowers' best efforts to maintain or cause to be maintained the Collateral and all its other assets and properties in good condition and repair at all times, preserve the Collateral and all its other assets and properties from loss, damage, or destruction of any nature whatsoever and provide Lender with prompt notice in a Record of any destruction or substantial damage to any Collateral subject to Lender's security interest and of the occurrence of any condition or event which has caused, or may cause, loss or depreciation in the value of any Collateral.

         14.10  Intentionally Omitted.



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



         14.11 Access to Books and Records. Upon reasonable notice from Lender, provide Lender with such reports and with such access, during normal business hours, to Borrowers' books and records and permit Lender to copy and inspect such reports and books and records all as Lender deems necessary or desirable to enable Lender to monitor the credit facilities extended hereby.

         14.12 Solvent. Continue to be Solvent, as defined in Section 1.54 hereof.

         14.13 Compliance With Environmental Laws. Comply with all applicable Environmental Laws.

         14.14 Compliance with ERISA and other Employment Laws. Comply with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended ("Code") and any other applicable laws, rules or regulations relating to the compensation of employees and funding of employee pension plans.

         14.15 Proceeds of Collateral. Forthwith upon receipt, pay to Lender all proceeds of Collateral, whereupon such proceeds shall be applied to the Obligations in accordance with the terms of this Agreement.

         14.16 Delivery of Documents. Notify Lender if any proceeds of Receivables shall include, or any of the Receivables shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, and if required by Lender, immediately deliver them to Lender appropriately endorsed. Borrowers waive protest regardless of the form of the endorsement. If any of Borrowers fail to endorse any instrument or document, Lender is authorized to endorse it on such Borrowers' behalf.

         14.17 United States Contracts. If any of the Receivables arises out of a contract with the United States or any of its departments, agencies or instrumentalities, immediately notify Lender, and if required by Lender, execute any necessary instruments in order that all money due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

15. NEGATIVE COVENANTS. So long as any of Borrowers shall have any Obligations to Lender hereunder and unless Lender has first consented thereto in a Record, Borrowers shall not:

         15.1 Indebtedness. Create, incur, assume or suffer to exist, voluntarily or involuntarily, any Indebtedness, except (i) Obligations to Lender, (ii) trade debt incurred in the ordinary course of Borrowers' business;
(iii) purchase money financing and equipment leases not to exceed fifty thousand dollars ($50,000.00) in any Fiscal Year; and (iv) existing Indebtedness described on Schedule 7.18.

         15.2 Mergers; Consolidations, Acquisitions. Enter into any merger, consolidation, reorganization or recapitalization with any other Person; take any steps in contemplation of dissolution or liquidation; conduct any part of its business through any corporate subsidiary, unincorporated association or other entity not disclosed on Schedule 15.2; acquire the stock or assets of any Person, whether by merger, consolidation, purchase of stock or otherwise; or acquire all or any substantial part of the properties of any Person.

         15.3 Sale or Disposition. Sell or dispose of all or any portion of its assets (as that term is defined in accordance with GAAP) or grant any Person an option to acquire any such assets, provided, however, that the foregoing shall not prohibit sales or dispositions of Inventory in the ordinary course of business.

         15.4 Defaults. Permit any landlord, mortgagee, trustee under deed of trust or lienholder to declare a default under any lease, mortgage, deed of trust or lien on real estate owned or leased by any of Borrowers, which default remains uncured for a period in excess of thirty (30) days from its occurrence, unless such default is being contested by such Borrowers in good faith by appropriate proceedings being diligently conducted.

         15.5 Limitations on Liens. Suffer any Lien, encumbrance, mortgage or security interest on any of its property, except:

                    (a)    Liens at any time granted in favor of Lender;

                    (b) Liens for taxes not yet due or being contested, but only if such Lien does not have a Material Adverse Effect;

                    (c) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrowers' business, but only if the payment thereof is not at the time required and only if such Liens are junior in priority to the Liens in favor of Lender;

                    (d) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws;

                    (e) such other Liens as appear on Schedule 7.17 attached hereto, if any.

         15.6 Dividends and Distributions. Pay any cash dividends, make any capital distribution in cash or other property or return of capital (except for stock splits, dividends in the form of stock in any of the Borrowers, the grant of options (provided such grant would not have the effect of diluting the value of the Warrants) or the issuance of stock upon the exercise of the stock option or warrants), or purchase or redeem any of its stock or other securities, or retire any of its stock, or take any action which would have an effect equivalent to any of the foregoing.

         15.7 Borrowers' Name and Offices. Transfer Borrowers' chief executive office, change the Borrowers' jurisdiction of formation or change any of Borrowers' company names or office where records are maintained records (including computer printouts and programs) with respect to Receivables, except with Lender's prior written consent and after the delivery to Lender of financing statements, if required, in form and content satisfactory to Lender.

         15.8 Sales Terms. Sell merchandise on the basis of any of the following: a sale in which payment in full is not due within ninety (90) days of the original invoice date; a bill-and- hold sale (unless Lender has consented thereto in a Record); a consignment sale; a sale and return; a "guaranteed sale" (i.e., one in which a vendor guarantees resale by vendee or agrees to accept return of the goods); or any other sale pursuant to which vendor agrees to accept the return of the goods, or to exchange the same upon the happening of any event other than failure to conform with quality specifications except where Lender has been first advised of such proposed transaction and consented thereto.

         15.9 Fiscal Year. Change its Fiscal Year.

         15.10 Change of Control. a) David Vozick and Donald Rabinovitch shall each continue to hold an ownership interest in the Borrowers of no less than eighty percent (80%) of the ownership interest held by David Vozick and Donald Rabinovitch on the date hereof; and there shall not be, without the prior written consent of Lender, an acquisition of ownership, directly or indirectly, beneficially or of record, by any single Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder) of shares of Borrower constituting 35% or more of the issued and outstanding shares of Borrower.

                    b) Permit, without the prior consent of Lender, David Vozick, Donald Rabinovitch and Elise Nissen to cease to continue to serve in the capacities within the Borrowers (either as officer and/or director, as applicable) or permit any one of them to cease to continue in the operational and managerial capacities in which he or she now serves or in any enhanced operational or managerial capacities with Borrowers which he or she may serve.

         15.11 Guaranties; Contingent Liabilities.

                    (a) Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or

                    (b) Agree to maintain the working capital or net worth of any Person or to make investments in any Person (except for short-term investments of excess cash as herein permitted).

         15.12 Removal of Collateral. Remove, or cause or permit to be removed, any of the Collateral or other assets from the premises where such Collateral is currently located and set forth on Schedule 7.15 hereof, except for sales of Inventory in the ordinary course of business.

         15.13 Transfer of Notes or Accounts. Sell, assign, transfer, discount or otherwise dispose of any Receivables or any promissory note or other instrument payable to it with or without recourse.

         15.14 Settlements. Compromise, settle or adjust any claim relating to any of the Collateral without the prior written consent of Lender which consent shall not be unreasonably withheld.

         15.15 Modification of Governing Documents. Make or permit any change, alteration or modification of its Certificate of Incorporation or By-laws without the prior written consent of Lender which consent shall not be unreasonably withheld.

         15.16 Change of Business. Cause or permit a change in the nature of its business as conducted on the date of this Agreement.

         15.17 Change of Accounting Practices. Change its present accounting principles or practices in any respect, except, upon notice to Lender, as may be required by changes in GAAP.

         15.18 Inconsistent Agreement. Enter into any agreement containing any provision that would be violated by the performance of the Obligations or such Borrowers' obligations under any document delivered or to be delivered by it in connection with this Agreement or any Loan Document.

         15.19 Loan or Advances. Make any loans or advances to any Person, except for (a) loans to employees, including officers of up to $20,000.00 per employee and $100,000.00 in the aggregate, and (b) extensions of credit in the normal course of business. Borrowers have no present intention to make any loans to employees.

         15.20 Investments. Make any investment in any person, firm or corporation, including, without limitation, in any Affiliates or form any Affiliates or subsidiaries not existing on the date hereof, except for investments in U.S. Government Securities or otherwise not in violation of this Agreement.

         15.21 Tangible Net Worth. Maintain Tangible Net Worth of no less than the amounts set forth below, tested quarterly, during the periods set forth below:


Amount                     Time Period
------                     -----------
No Requirement             September 30, 2001
$1,300,000                 December 31, 2001

Amount                     Time Period
------                     -----------
$1,375,000                 March 31, 2002
$1,575,000                 June 30, 2002
$1,625,000                 September 30, 2002
$1,700,000                 December 31, 2002
$1,800,000                 March 31, 2003
$2,000,000                 June 30, 2003
$2,050,000                 September 30, 2003
$2,150,000                 December 31, 2003
$2,275,000                 March 31, 2004
$2,475,000                 June 30, 2004
$2,550,000                 September 30, 2004


         15.22 EBITDA. Maintain EBITDA as set forth below, tested quarterly, during the periods set forth below:


Amount                     Time Period
------                     -----------
No Requirement             September 30, 2001
$225,000                   December 31, 2001
$300,000                   March 31, 2002
$750,000                   June 30, 2002
$250,000                   September 30, 2002
$300,000                   December 31, 2002
$350,000                   March 31, 2003
$750,000                   June 30, 2003
$275,000                   September 30, 2003
$375,000                   December 31, 2003
$425,000                   March 31, 2004
$850,000                   June 30, 2004
$300,000                   September 30, 2004


         *(provided that if Borrower does not receive a purchase order from the United States Government in the amount of $1,100,000.00 during the fiscal quarter ending June 30, 2002, then the minimum EBITDA for such period shall be $550,000.00)

         15.23 Capital Expenditures. Capital Expenditures shall not exceed the levels set forth below on a Fiscal Year basis, during the periods set forth below:


Amount                     Time Period
------                     -----------
$450,000                   For Fiscal Year ended June 30, 2002
$300,000                   For each Fiscal Year thereafter


         15.24 Management Compensation. Borrowers' actual cash expenses or other actual cash payments for management compensation, including, without limitation, salaries, bonuses, dividends, or other compensation to David Vozick and Donald Rabinovitch shall not exceed $750,000.00 per Fiscal Year.

16.      FURTHER RIGHTS OF LENDER.

         16.1 Lender's Right to Take Certain Actions. Borrowers shall do all things and shall deliver all instruments reasonably requested by Lender to protect or perfect any security interest, mortgage or Lien given hereunder or in connection herewith including, without limitation, financing statements under the Uniform Commercial Code and all documents and instruments necessary under the Federal Assignment of Claims Act. At Lender's request, Borrowers shall cooperate with Lender in obtaining appropriate waivers or subordinations of interest from such third parties. Borrowers shall also cooperate with Lender in obtaining control of Collateral consisting of Deposit Accounts, Investment Property, Letter of Credit Rights or Electronic Chattel Papers. In the event that Lender requests, Borrowers shall instruct its Account Debtors to remit payments directly to Lender or to Lender's designee, which may be a Blocked Account. Lender may examine, inspect and copy or make extracts from all property and all books and records of Borrowers at any time. Borrowers authorize Lender to execute alone any financing statements or other documents or instruments that Lender may require to perfect, protect or establish any Lien or security interest granted to Lender by Borrowers and further authorize Lender to sign Borrowers' name on the same. Borrowers appoint such person or persons as Lender may designate as Borrowers' attorney-in-fact to endorse the names of Borrowers on any checks, notes, drafts or other forms of payment or security that may come into the possession of Lender or any Affiliate of Lender, to sign Borrowers' name on invoices or bills of lading, drafts against customers, notice of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement. Such attorney-in-fact may notify the Post Office authorities to change the address of delivery of mail to an address designated by Lender, and open and dispose of mail addressed to Borrowers. The powers granted herein, being coupled with an interest, are irrevocable, and Borrowers approve and ratify all acts of the attorney-in-fact. Neither Lender nor the attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same is not willful or grossly negligent.

         16.2 Lender's Right to Perform Borrowers' Obligations. In the event that Borrowers shall fail to purchase or maintain insurance, or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that Borrowers shall fail to perform or comply with any other covenant, promise or Obligation to Lender hereunder or under any Loan Document, Lender may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of Borrowers, and all monies so paid by Lender, including actual attorneys' fees and expenses, shall be treated as an Advance hereunder to Borrowers.

         16.3 Lender's Right of Set-Off. Lender may, at any time upon the occurrence of an Event of Default hereunder and without any further notice to Borrowers (such notice being expressly waived), set-off or apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, or any other Indebtedness at any time owing by Lender or any Affiliate of Lender or any participant in Lender's loans, to Borrowers to or for the credit or the account of Borrowers against any Obligation irrespective of whether any demand has been made hereunder or whether such Obligation is mature. The rights given hereunder are cumulative with all of the other rights and remedies of Lender, including other rights of set-off, under this Agreement, any other agreement or by operation of law or otherwise and shall also constitute a security interest in such deposits.

17.      CONDITIONS PRECEDENT; CLOSING.

         17.1 Conditions Precedent. As conditions precedent to the making of any Advance hereunder, Borrowers shall deliver to Lender, or shall cause to be delivered to Lender the following documents duly executed and in form satisfactory to Lender and its counsel:

                    (a) the Revolving Note and each of the other Loan Documents duly executed and delivered by the appropriate parties thereto;

                    (b) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in a form acceptable to Lender that such Liens constitute valid and perfected first priority security interests and Liens;

                    (c) appropriate corporate resolutions and incumbency certificate of Borrower;

                    (d) the favorable written opinion of counsel to Borrower, in form and substance satisfactory to Lender;

                    (e) copies of all policies of insurance required by this Agreement, (including, without limitation, credit insurance policies), together with loss payee endorsements for all such policies naming Lender as lender loss payee;

                    (f) a copy of Borrowers' Certificate of Incorporation and By-Laws, and all amendments thereto;

                    (g) a Good Standing Certificate issued by the Secretary of State of the State of New York and each other jurisdiction where the conduct of Borrowers' business activities or the ownership of its Property necessitates qualification;

                    (h) an initial Borrowing Base Certificate dated as of the date hereof;

                    (i) all UCC, tax lien and judgment lien searches deemed necessary by Lender in form and substance satisfactory to Lender;

                    (j) payment of all fees and expenses which are payable to Lender, its counsel, or to third-party providers of services related to the closing of this transaction;

                    (k) an agreement, in form and content satisfactory to Lender, from Borrowers' certified public accountants, agreeing that Lender shall have full access to all financial records of Borrower in accordance with the letter of Arthur Anderson attached as Exhibit 17.1(k) to this Agreement;

                    (l) validity and support agreements, all in form and content satisfactory to Lender executed and delivered by the Validity Guarantors;

                    (m) evidence of minimum excess availability in an amount of no less than $500,000.00 after giving effect to the initial Advance and all fees and expenses hereunder;

                    (n) evidence that Borrower shall have divested itself of its graphic arts business and received cash proceeds of at least $300,000.00;

                    (o) a certificate evidencing the Warrants;

                    (p) Landlord's Waiver, in form and content satisfactory to Lender; and

                    (q) Such other documents, instruments, agreements, and information as Lender or its counsel shall reasonably request.

         17.2 Conditions to All Extensions of Credit.

                    (a) Lender's obligations to advance any Loan is subject to the condition that, as of the date of the advancing of such Loan, no Event of Default or Default shall have occurred and be continuing and that the matters set forth in Sections 7, 10, 11 and 13 and the representations set forth in the Loan Documents continue to be true and complete.

                    (b) Borrowers' acceptance of each Loan under this Agreement shall constitute a confirmation, as of the date of the advancing of such Loan, of the matters set forth in Sections 7, 10, 11 and 13, of the representations set forth in the Loan Documents, and that no Default or Event of Default then exists. If requested by Lender, Borrower shall further confirm such matters by delivery of a certificate dated the day of the advancing of such Loan and signed by an authorized officer of Borrower.

18. TERM. Unless sooner terminated by Lender pursuant to the terms of this Agreement, the period during which the Revolving Loan shall be available shall initially be a period commencing on the date hereof and concluding on the Termination Date. Borrower shall give Lender at least ninety (90) days' advance written notice ("Termination Notice") of Borrower's election to terminate the availability of Revolving Loans hereunder prior to the Termination Date, which notice shall be irrevocable and such termination shall be subject Section 3.7 hereof.

19.      EVENTS OF DEFAULT.

         19.1 Defaults. Upon the happening of any of the following events (collectively, "Events of Default"):

                    (a) if Borrowers shall fail to make payment when due of any Obligation under this Agreement or any Loan Document; or

                    (b) if Borrowers shall fail to comply with any terms, conditions, covenant, warranty or representation contained in Articles 10, 11 or 15 of this Agreement; or

                    (c) if Borrowers shall fail to comply with any term, condition, covenant or warranty of or in this Agreement, any other Loan Document or any other agreement between Lender and Borrowers, other than in Articles 10, 11 or 15 of this Agreement, and such failure continues for a period in excess of ten (10) days after notice thereof is given by Lender to Borrowers; or

                    (d) if any of Borrowers shall cease to be Solvent, make an assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation, suspend business or if any case under any provision of the Bankruptcy Code, including provisions for reorganizations, shall be commenced by or against any of Borrowers; or

                    (e) if any statement or representation contained in any financial statement or certificate delivered by Borrowers to Lender shall be false, in any respect, when made; or

                    (f) if any federal tax lien is filed of record against any Borrowers or any Guarantor and is not bonded or discharged within ten (10) days; or

                    (g) if Borrowers' independent public accountants shall refuse to deliver any financial statement required by this Agreement; or

                    (h) if a receiver, trustee or equivalent officer shall be appointed for all or any of the assets of Borrowers; or

                    (i) if a judgment for more than Twenty Five Thousand 00/100 Dollars ($25,000.00) shall be entered against any of Borrowers in any action or proceeding and shall not be stayed, vacated, bonded, paid, discharged or applied in good faith within ten (10) days except a judgment where the claim is covered by insurance and the insurance company has accepted liability therefor; or

                    (j) if any obligation of Borrowers in respect of Indebtedness in an amount of $10,000.00 or more (other than Indebtedness to Lender) shall be declared to be or shall become due and payable prior to the stated maturity thereof or such obligation shall not be paid as and when the same becomes due and payable; or there shall occur any event or condition which constitutes an event of default under any mortgage, indenture, instrument, agreement or evidence of indebtedness relating to any obligation of Borrowers in respect of any such Indebtedness the effect of which is to permit the holder or the holders of such mortgage, indenture, instrument, agreement or evidence of Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause the Indebtedness evidenced thereby to become due prior to its stated maturity; or

                    (k) upon the happening of any Reportable Event which Lender in its good faith sole discretion determines might constitute grounds for the termination of any Plan, or if a trustee shall be appointed by an appropriate United States District Court or other court of administrative tribunal to administer any Plan, or if the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

                    (l) upon the occurrence and continuance of any Material Adverse Effect, which in the sole and absolute opinion of Lender, impairs Lender's security or increases its risks; or

                    (m) if any Validity Guarantor purports to terminate its validity and support agreement.

then and in any such event, Lender may terminate this Agreement without prior notice or demand to Borrowers or may demand payment of all Obligations (whether otherwise then payable on demand or not) without terminating this Agreement and shall, in any event, be under no further responsibility to extend any credit or afford any financial accommodation to Borrowers, whether under this Agreement or otherwise.

         19.2 Obligations Immediately Due. Upon the effective date of termination for any reason, all of Borrowers' Obligations to Lender, including but not limited to the Loans, shall immediately become due and payable without further notice or demand.

         19.3 Continuation of Security Interests. Notwithstanding any termination, until all Obligations of Borrowers shall have been fully paid and satisfied, Lender shall retain all security in and title to all existing and future Receivables, General Intangibles, Inventory, Equipment, Fixtures, Investment Property, Deposit Accounts, Letter-of-Credit Rights and other Collateral held by Lender hereunder or under any other agreement and Borrower shall continue to assign Receivables and consign Inventory to Lender and continue to turn over collections to Lender.

20.      REMEDIES OF LENDER.

         20.1 Rights Under Uniform Commercial Code. Upon the occurrence of any Event of Default or upon any termination of this Agreement following an Event of Default, then Lender shall have, in addition to all of its other rights under this Agreement or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the Uniform Commercial Code and shall have the right to enter upon any premises where the Collateral is kept and peacefully retake possession thereof. Lender may, without demand, advertising or notice all of which Borrowers hereby waive (except as the same may be required by law), sell, lease, dispose of, deliver and grant options to a third party to purchase, lease or otherwise dispose of any and all Receivables, General Intangibles, Inventory, Equipment, Fixtures, Investment Property or other security or Collateral held by it or for its account at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, as such prices and upon such terms as Lender, in its sole discretion, deems advisable. Notice of any public sale shall be sufficient if it describes the security or Collateral to be sold in general terms, stating the amounts thereof, the nature of the business in which such Collateral was created and the location and nature of the properties covered by the other security interests or mortgages and the prior liens thereon, and is published at least once in The Wall Street Journal or The New York Times not less than ten (10) business days prior to the date of sale. If The Wall Street Journal or The New York Times is not then being published, publication may be made in lieu thereof in any newspaper then being circulated in the City of White Plains New York which Lender may elect. Notice of any public sale shall be sufficient if it describes the security or Collateral to be sold in general terms, stating the amounts thereof, the nature of the business in which such Collateral was created and the location and nature of the properties covered by the other security interests or mortgages and the prior liens thereon. Without requiring notice to Borrowers, all requirements of reasonable notice under this Article shall be met if such notice is mailed, postage prepaid, to Borrowers at the address set forth above or such other address as Borrowers may have provided to Lender, in a Record, at least ten (10) days before the time of such sale or disposition. Lender may, if it deems it reasonable, postpone or adjourn any sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale, provided, however, that Lender shall provide Borrowers with written notice of the time and place of such postponed or adjourned sale. Lender may be the purchaser at any such sale if it is public, and payment may be made, in whole or in part, in respect of such purchase price by the application of Obligations due from Borrowers to Lender. Borrowers shall be obligated for, and the proceeds of sale shall be applied first to, the costs of retaking, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers and accountants employed by Lender. Proceeds shall then be applied to the payment in whatever order Lender may elect, of all Obligations of Borrowers. Lender shall return any excess to Borrowers and Borrowers shall remain liable for any deficiency. Collateral securing purchase money security interests also secures non-purchase money security interests. To the extent Debtor uses an Advance to purchase Collateral, Debtor's repayment of the Advance shall apply on a "first-in-first-out" basis so that the portion of the Advance used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

         20.2 Collections; Modification of Terms. Without limiting any rights Lender may have pursuant to Section 20.1 above, upon the occurrence and during the continuance of an Event of Default, Lender may demand, sue for, collect and give receipts for any money, instruments or property payable or receivable on account of or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including without limitation, extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted under this Agreement or any of the Loan Documents.

         20.3 Notification of Account Debtors. Without limiting any rights of Lender pursuant to this Agreement or under applicable law, after a Default or Event of Default has occurred, (i) Borrowers, at the request of Lender, shall notify the Account Debtors of Lender's security interest in Borrowers' Receivables; and (ii) Lender may notify the Account Debtors on any of the Receivables to make payment directly to Lender, and Lender may endorse all items of payment received by it that are payable to Borrowers.

         20.4 Insurance. Without limiting any rights of Lender pursuant to this Agreement or under applicable law, after a Default or Event of Default has occurred, Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrowers' name any checks or drafts constituting insurance proceeds.

         20.5 Waiver of Rights by Borrowers. Except as may be otherwise specifically provided herein or in any other agreement between Lender and Borrowers which may be applicable, Borrowers waive, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by Lender of property subject to Lender's Lien. Borrowers authorize Lender, upon the occurrence of an Event of Default, to enter upon any premises owned by or leased to any of Borrowers without obligation to pay rent or for use and occupancy, through self help, without judicial process and without having first given notice to Borrowers or obtained an order of any court.

         20.6 Lender's Rights. Borrowers agree that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshall any Collateral of any kind for the benefit of any other creditor of Borrowers or any other person. After the occurrence of an Event of Default, Lender is hereby granted a license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrowers' rights under all licenses and any franchise, sales or distribution agreements shall inure to Lender's benefit for such purpose.

         20.7 Compliance With Other Laws. Lender may comply with any applicable law requirements in connection with a disposition of the Collateral, and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

         20.8 Warranties. Lender may sell the Collateral without giving any warranties. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

         20.9 Sales on Credit. If Lender sells any of the Collateral on credit, Borrowers will be credited only with payments actually made by the purchaser, received by Lender and applied to the Indebtedness. If the purchaser fails to pay for the Collateral, Lender may resell the Collateral, and Borrowers shall be credited for the proceeds of the sale.

21.      GENERAL PROVISIONS.

         21.1 Rights Cumulative. Lender's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which it may have under any other agreement or instrument, by operation of law or otherwise.

         21.2 Successors and Assigns. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the, benefit of the said parties, their successors and assigns. Lender shall have the right, without the necessity of any further consent or authorization by Borrowers, to sell, assign, securitize or grant participation in all, or a portion of, Lender's interest in the Loans, to other financial institutions of the Lender's choice and on such terms as are acceptable to Lender in its sole discretion.

         21.3 Notice. Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when received by the corporate party to whom addressed, and shall be addressed as follows, or to such other address as the party affected may hereafter designate:


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



         If to Lender:              Keltic Financial Partners, LP
                                    Attn: Robert N. Laughlin, Managing Partner
                                    555 Theodore Fremd Avenue, Suite C-209
                                    Rye, New York  10580
                                    Tel:  (914) 921-3555
                                    Fax: (914) 921-1154

         With a copy to:            Phillips, Lytle, Hitchcock,
                                    Blaine & Huber LLP
                                    Attn: Christopher G. Dorman, Esq.
                                    437 Madison Avenue
                                    New York, New York  10022
                                    Tel:  (212) 508-0427
                                    Fax: (212) 308-9079

         If to Borrowers:           AFP Imaging Corporation
                                    250 Clearbrook Road
                                    Elmsford, NY 10523
                                    Attn: Elise Nissen
                                    Tel:  (914) 592-6100
                                    Fax: (914) 592-6148

         With a copy to:            Snow Becker Krauss P.C.
                                    605 Third Avenue
                                    New York, New York 10158-0125
                                    Attn: Jeff Becker, Esq.
                                    Fax: (212) 949-7052
                                    Tel:  (212) 687-3860

         21.4 Strict Performance. The failure, at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of any Event of Default by Borrowers under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrowers under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or a different type.

         21.5 Amendments. This Agreement and the other agreements to which it refers constitute the complete agreement between the parties with respect to the subject matter and may not be changed, modified, waived, amended or terminated orally, but only by a Record Authenticated by the parties hereto.

         21.6 Waiver. Borrowers waive presentment, protest, notice of dishonor and notice of protest upon any instrument on which it may be liable to Lender as maker, endorser, guarantor or otherwise.

         21.7 Conflict of Laws. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York; provided, however, that if any of the Collateral shall be located in any jurisdiction other than New York, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Lenders' lien upon such Collateral and the enforcement of Lenders' other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of New York.

         21.8 Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents, or any amendment of or modification of this Agreement or any of the other Loan Documents; (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (C) periodic audits and appraisals performed by Lender; (D) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any of Borrowers or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrowers' affairs; (E) the perfection of any Lien on the Collateral; (F) any attempt to enforce any rights or remedies of Lender against Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (G) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the actual attorneys' fees and expenses arising from such services and all expenses, costs, charges and other fees of such counsel of Lender or relating to any of the events or actions described in this Section shall be payable by Borrowers to Lender, and shall be additional Obligations hereunder secured by the Collateral. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender, but including any intangibles tax, stamp tax or recording tax) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrowers will pay (or will promptly reimburse Lender for the payment of) all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith. Borrowers shall also reimburse Lender for all other expenses incurred by Lender in connection with the transactions contemplated under this Agreement or the other Loan Documents, including, without limitation, fees in connection with any bank account, the Blocked Account, wire charges, automated clearinghouse fees and other similar costs and expenses.

         21.9 Reimbursements Charged to Revolving Loan. With respect to any amount advanced by Lender and required to be reimbursed by Borrowers pursuant to the foregoing provisions of Section 21.8, it is hereby agreed that Lender may charge any such amount to Borrowers' Revolving Loan on the dates such reimbursement is made. Borrowers' obligations under Section 21.8 shall survive termination of the other provisions of this Agreement.

         21.10 Waiver of Right to Jury Trial. Borrowers waive the right to trial by jury in the event of any action, suit, proceeding, counterclaim or other litigation to which Lender and any of Borrowers are party in respect of any matter arising under this Agreement or any other matter involving any of Borrowers and Lender, whether or not other persons are also parties thereto. Borrowers acknowledge that the foregoing waiver is a material inducement to Lender's entering into this Agreement and that Lender is relying on the foregoing waiver in its future dealings with Borrowers. Borrowers represent and warrant that they reviewed this jury waiver provision with their legal counsel, and has made this waiver knowingly and voluntarily.

22.      INDEMNIFICATION BY BORROWER/WAIVER OF CLAIMS.

         22.1 Indemnification. Borrowers hereby jointly and severally covenant and agree to indemnify, defend and hold harmless Lender and its officers, partners, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including with limitation, the fees and expenses of counsel) which may be incurred by or asserted against Lender or any such other individual or entity in connection with:

                    (a) any investigation, action or proceeding arising out of or in any way relating to this Agreement, any of the Loans, any of the Loan Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing; or

                    (b) any taxes, liabilities, claims or damages relating to the Collateral or Lender's liens thereon; or

                    (c) the correctness, validity of genuineness of any instruments or documents that may be released or endorsed to Borrowers by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents;

                    (d) any broker's commission, finder's fee or similar charge or fee in connection with the Loans and the transactions contemplated in this Agreement, provided, however, it is understood that Lender has incurred no such fee or charge with respect to this transaction; or

                    (e) any amounts paid by Lender to Finova Capital Corporation in connection with that certain Indemnification Agreement dated on or about the date hereof between Lender and Finova Capital Corporation.

         22.2 Savings Clause for Indemnification. To the extent that the undertaking to indemnify, pay and hold harmless set forth in Section 22.1 above may be unenforceable because it is violative of any law or public policy, Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all matters referred to under Section 22.1.

         22.3 Waiver. To the extent permitted by applicable law, no claim may be made by any of Borrowers or any other Person against Lender or any of its Affiliates, partners, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrowers hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its Affiliates, partners, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.

23.      MISCELLANEOUS.

         23.1 Entire Agreement; Amendments; Lender's Consent. This Agreement (including the Exhibits and Schedules thereto) and the Loan Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement or any of the Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a Record authenticated by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         23.2 Cross Default; Cross Collateral. Borrowers hereby agree that (a) all other agreements between Borrowers or either Borrower and Lender or any of Lender's Affiliates are hereby amended so that a default under this Agreement is a default under all such other agreements and a default under any one of the other agreements is a default under this Agreement, and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements between Borrower and Lender or any of Lender's Affiliates and the Collateral pledged under any other agreement with Lender or any of its Affiliates secures the Obligations under this Agreement.

         23.3 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         23.4 Severability of Provisions. Any provision of this Agreement or any of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

         23.5 Table of Contents; Headings. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

         23.6 Exhibits and Schedules. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

         23.7 Consent to Jurisdiction. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Borrower or Lender, Borrower hereby consents and agrees that any federal or state court located in any county, in New York State, shall have jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, however, Lender may, at its option, commence any action, suit or proceeding in any other appropriate forum or jurisdiction to obtain possession of or foreclose upon any Collateral, to obtain equitable relief or to enforce any judgment or order obtained by Lender against Borrower or with respect to any Collateral, to enforce any other right or remedy under this Agreement or to obtain any other relief deemed appropriate by Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower represents and warrants that it has reviewed this consent to jurisdiction provision with its legal counsel, and has made this waiver knowingly and voluntarily.

         23.8 Joint and Several Liability. The obligations of each of the Borrowers under this Agreement are joint and several liabilities of all Borrowers.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized on the day and year first above written.

                             KELTIC FINANCIAL PARTNERS, LP

                             By:  KELTIC FINANCIAL SERVICES LLC,
                                      its general partner

                                      By:
                                         --------------------------------------
                                      Name:    Robert N. Laughlin
                                      Title:   Managing Partner

                             AFP IMAGING CORPORATION

                             By:
                                 ----------------------------------------------
                             Name:
                                   --------------------------------------------
                             Title:
                                    -------------------------------------------

                             VISIPLEX INSTRUMENTS CORPORATION

                             By:
                                 ----------------------------------------------
                             Name:
                                   --------------------------------------------
                             Title:
                                    -------------------------------------------

                              DENT-X INTERNATIONAL, INC.

                             By:
                                 ----------------------------------------------
                             Name:
                                   --------------------------------------------
                             Title:
                                    -------------------------------------------

                             LOGETRONICS CORPORATION

                             By:
                                 ----------------------------------------------
                             Name:
                                   --------------------------------------------
                             Title:
                                    -------------------------------------------

                              REGAM MEDICAL SYSTEMS INTERNATIONAL AB

                             By:
                                 ----------------------------------------------
                             Name:
                                   --------------------------------------------
                             Title:
                                    -------------------------------------------